UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CHC Group Ltd.

(Exact name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

CHC Group Ltd.

190 Elgin Avenue

George Town

Grand Cayman, KY1-9005

Cayman Islands

(604) 276-7500

July 31, 2015

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of CHC Group Ltd., I cordially invite you to attend our Annual General Meeting of Shareholders (the “Annual Meeting”). The meeting will be held on Friday, September 11, 2015 at 8:00 a.m. local time at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022. The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.

We hope that you will be able to attend the meeting. However, regardless of whether you are present in person, your vote is very important. We are pleased to offer multiple options for voting your shares. You may vote by telephone, via the Internet, by mail or in person as described beginning on page 1 of the proxy statement.

Thank you for your continued support of CHC Group Ltd.

Sincerely yours,

Karl S. Fessenden

President and Chief Executive Officer

CHC Group Ltd.

190 Elgin Avenue

George Town

Grand Cayman, KY1-9005

Cayman Islands

(604) 276-7500

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On September 11, 2015

You are cordially invited to attend the Annual General Meeting of Shareholders (the “Annual Meeting”) of CHC Group Ltd., a Cayman Islands exempted company (“we,” “CHC” or the “Company”). The meeting will be held on Friday, September 11, 2015 at 8:00 a.m. local time at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 to consider the following proposals:

1.	To elect the Board’s four nominees for director named herein to hold office until the 2018 annual general meeting of shareholders;
2.	To approve the CHC Group Ltd. 2013 Omnibus Incentive Plan (the “2013 Omnibus Incentive Plan”) for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and amendments to the 2013 Omnibus Incentive Plan to increase the absolute limit of ordinary shares available for grant thereunder and the individual annual option limit thereunder;
3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending April 30, 2016; and
4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the Annual Meeting is July 23, 2015. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors Hooman Yazhari Senior Vice President, Legal and Administration

George Town, Grand Cayman, Cayman Islands

July 31, 2015

You are cordially invited to attend the Annual Meeting in person. It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares electronically over the internet or by telephone, or if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. If you wish to attend the Annual Meeting in person, you must notify us by sending an email with your full name to chcquestions2015@chc.ca by 8:00 a.m. on September 9, 2015 and bring a valid government-issued picture identification, such as a driver’s license or passport, with you to the Annual Meeting and, if asked, provide proof of share ownership as of the record date. We request that you please submit any questions you wish to be addressed at the Annual Meeting in advance to chcquestions2015@chc.ca.

Page

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL 1 ELECTION OF DIRECTORS	8
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	12
PROPOSAL 2 APPROVAL OF THE 2013 OMNIBUS INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF THE CODE AND APPROVAL OF AMENDMENTS TO INCREASE THE PLAN’S MAXIMUM AVAILABLE SHARE LIMIT AND ANNUAL INDIVIDUAL OPTION LIMIT	21
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	35
EXECUTIVE OFFICERS	36
EXECUTIVE COMPENSATION	37
EQUITY COMPENSATION PLAN INFORMATION	55
TRANSACTIONS WITH RELATED PERSONS	56
HOUSEHOLDING OF PROXY MATERIALS	60
OTHER MATTERS	61

APPENDIX A:

CHC GROUP LTD. 2013 OMNIBUS INCENTIVE PLAN, TOGETHER WITH AMENDMENT NO. 1 THERETO

i

CHC Group Ltd.

190 Elgin Avenue

George Town

Grand Cayman, KY1-9005

Cayman Islands

PROXY STATEMENT

FOR THE 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 11, 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Company’s Annual Meeting, including at any adjournments or postponements thereof, to be held on Friday, September 11, 2015 at 8:00 a.m. local time at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and the Company’s 2015 Annual Report on Form 10-K for the fiscal year ended April 30, 2015 (the “2015 Annual Report”), are being distributed or made available on or about July 31, 2015.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials, including this Proxy Statement and the 2015 Annual Report, over the internet. Consequently, the Company’s shareholders generally will not receive paper copies of our proxy materials unless they request them. We have instead sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record with instructions for accessing the proxy materials and voting over the internet or by telephone. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice and to request to receive a printed set of the proxy materials. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about July 31, 2015 to all shareholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second notice, on or after August 12, 2015. In addition, you may request a printed copy of our proxy materials by following the instructions found in the notice.

1

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the internet or by telephone, by requesting and returning a printed proxy card, or by submitting a ballot in person at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Friday, September 11, 2015 at 8:00 a.m. local time at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022. Only shareholders as of the record date are entitled to attend the Annual Meeting. If you wish to attend the Annual Meeting in person, you must notify us by sending an email with your full name to chcquestions2015@chc.ca by 8:00 a.m. on September 9, 2015. Each shareholder must present valid government-issued picture identification, such as a driver’s license or passport, and, if asked, provide proof of share ownership as of the record date. We request that you please submit any questions you wish addressed at the Annual Meeting in advance to chcquestions2015@chc.ca.

Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on July 23, 2015 will be entitled to vote at the Annual Meeting. On this record date, there were 81,563,264 ordinary shares entitled to vote, including 75,691 restricted ordinary shares that were unvested as of the record date, and approximately 630,157 convertible preferred shares entitled to vote on an as-converted basis. The holders of the convertible preferred shares have votes equivalent to 81,237,662 ordinary shares for a total of 162,800,926 shares entitled to vote at the Annual Meeting.

Shareholder of Record: Shares Registered in Your Name

If on July 23, 2015 your shares were registered directly in your name with CHC’s transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically over the internet or by telephone, or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 23, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

2

What am I voting on?

There are three matters scheduled for a vote:

•	Election of four Class II directors;
•	Approval of the 2013 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and amendments to the 2013 Omnibus Incentive Plan to increase the absolute limit of ordinary shares available for grant thereunder and the individual annual option limit thereunder , as described in this Proxy Statement; and
•	Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending April 30, 2016.

What are the Board’s recommendations?

The Board recommends a vote:

•	“For” election of the nominated directors;
•	“For” approval of the amendment to the Company’s 2013 Omnibus Incentive Plan; and
•	“For” ratification of appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending April 30, 2016.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all or some of the nominees to the Board or you may “Withhold” your vote with respect to one or more of the nominees or abstain from voting. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
3

•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•	To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on September 10, 2015 to be counted.
•	To vote through the internet, go to www.envisionreports.com/HELI to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on September 10, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you own as of July 23, 2015 and holders of our convertible preferred shares have the number of votes calculated on an as-converted basis.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the internet, or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 2 without your instructions, but may vote your shares on Proposal 3.

4

What if I return a proxy card or otherwise vote but do not make specific choices?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares held in “street name” and you do not provide the organization that holds your shares with specific instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted toward the vote total for any proposal. We encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all three proposals.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Georgeson Inc. may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson Inc. will be paid its customary fee for certain shareholder meeting services of approximately $6,500 plus certain additional fees and out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to CHC Group Ltd.’s Corporate Secretary at 190 Elgin Avenue George Town, Grand Cayman, KY1-9005, Cayman Islands.
5

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card, telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by April 1, 2016, to Corporate Secretary; 190 Elgin Avenue George Town, Grand Cayman, KY1-9005, Cayman Islands and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pursuant to our Amended and Restated Memorandum and Articles of Association (the “Articles of Association”), if you wish to submit a proposal (including a director nomination) at the meeting, you must give notice of such proposal in writing and such proposal must be received by Corporate Secretary not before May 14, 2016 nor after June 13, 2016. However, if our 2016 Annual General Meeting of Shareholders is held before August 12, 2016, or after October 11, 2016, notice by the shareholder must be received no later than the close of business on the later of the 90th day prior to the 2016 Annual General Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2016 Annual General Meeting of Shareholders is first made. You are also advised to review our Articles of Association, which contain additional requirements about advance notice of shareholder proposals and director nominations.

In addition, the proxy solicited by the Board for the 2016 Annual General Meeting of Shareholders will confer discretionary voting authority with respect to (i) any proposal presented by a shareholder at that meeting for which the Company has not been provided with timely notice and (ii) any proposal made in accordance with our Articles of Association, if the 2016 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold”, abstentions and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will not be counted towards the vote total for any proposal. A “Withheld” vote will have the effect of a vote against the specified nominee or nominees for election. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

6

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•	For the election of directors, any of the four Class II nominees receiving the affirmative vote of a majority of the votes cast by the holders of shares represented at the Annual Meeting in person or by proxy, entitled to vote on the election of directors and voting will be elected. “Withheld” votes will have the effect of a vote against the specified nominee or nominees. Abstentions and broker non-votes will have no effect.
•	To be approved, Proposal 2, approval of the amendment to the Company’s 2013 Omnibus Incentive Plan, must receive “For” votes from the holders of a majority of shares either present in person or represented by proxy, entitled to vote and voting will vote. Abstentions and broker non-votes will have no effect.
•	To be approved, Proposal 3, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending April 30, 2016, must receive “For” votes from the holders of a majority of shares present in person or by proxy, entitled to vote and voting. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?

Under our Articles of Association, the holders of at least a majority of the issued and outstanding shares present in person or by proxy and entitled to vote at the Annual Meeting shall form a quorum. On the record date, there were 81,563,264 ordinary shares and approximately 630,157 convertible preferred shares outstanding, which are convertible into 84,259,765 ordinary shares and the holders of the convertible preferred shares are entitled to 81,237,662 votes.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend in person at the meeting. If there is no quorum, within half an hour from the time appointed for the Annual Meeting, the Annual Meeting will stand adjourned to the same day in the next week, at the same time and place.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

7

PROPOSAL 1

ELECTION OF DIRECTORS

CLASSIFIED BOARD

The Company’s Board is divided into three classes, designated Class I, Class II and Class III. The term of the Class I directors will expire at the Company’s 2017 annual general meeting of shareholders; the term of the Class II directors will expire on the date of the Annual Meeting; and the term of the Class III directors will expire on the date of the Company’s 2016 annual general meeting of shareholders. At each annual general meeting of shareholders, successors to the class of directors whose term expires at that annual general meeting are elected for a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has ten members and there are no vacancies on the Board. There are currently four directors in Class II, the class whose term expires at the Annual Meeting, each of whom is standing for election at the Annual Meeting. Each of the four directors were nominated for election by the Board upon the recommendation of the Nominating and Corporate Governance Committee of the Board (“Nominating Committee”). Each of the nominees are currently directors of the Company. All of the nominees, other than Mr. Schrader who was appointed by the board of directors in December 2014, were previously elected by the shareholders and are recommended for reelection to the Board. Each nominee has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the 2018 annual general meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, removal or disqualification in accordance with our Articles of Association.

In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of shares represented at the Annual Meeting in person or by proxy. A “Withheld” vote will have the effect of a vote against the specified nominee or nominees for election. An abstention will have no effect and is not counted. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by the Nominating Committee.

The following table sets forth the names, ages and positions of the directors of the Board as of July 23, 2015, the record date:

Name	Age	Position
John Krenicki, Jr.	53	Director and Chairman of the Board
Karl S. Fessenden	52	President, Chief Executive Officer and Director
Francis S. Kalman	68	Director
Jonathan Lewis	53	Director
William Schrader	57	Director
Nathan K Sleeper	41	Director
Robert C. Volpe	30	Director
Jeffrey K. Quake	41	Director
Dod E. Wales	38	Director

8

Juan D. Vargas	32	Director

There are no familial relationships among our directors and executive officers.

The following includes a brief biography of each nominee for director and each of our other current directors, including their respective ages as of July 23, 2015. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee or other current director should serve as a member of the Board.

Class II Directors for Election for a Three-year Term Expiring at the 2018 Annual General Meeting

Francis S. Kalman has served as a member of our Board since December 2013. Mr. Kalman is a senior advisor to a private investment subsidiary of Tudor, Pickering, Holt & Co., LLC, which specializes in direct investments in upstream, oilfield service and midstream companies. Since May 2011, he has served on the board of directors of Ensco plc and Kraton Performance Polymers, Inc. Since June 2013, he has served on the board of directors of Weatherford International Ltd. From August 2005 to May 2011, Mr. Kalman served on the board of directors of Pride International, Inc. From February 2002 until his retirement in February 2008 and from February 2002 until April 2007, Mr. Kalman served as Executive Vice President and as Chief Financial Officer of McDermott International, Inc., respectively. Mr. Kalman holds a B.S. degree in Accounting from Long Island University.

Jeffrey K. Quake has served as a member of our Board since December 2013. Mr. Quake is a Managing Director of First Reserve Management L.P. (“First Reserve”), which he joined in 2005. His responsibilities at First Reserve include investment origination, structuring, execution, monitoring and exit strategy, with particular emphasis on the global equipment manufacturing and services sector. Prior to joining First Reserve, Mr. Quake was a member of the investment team at J.P. Morgan’s private equity fund for five years. Prior to J.P. Morgan, he was a member of the Corporate Finance team at Lehman Brothers, Inc. Mr. Quake currently serves on the board of directors for AFGlobal Corporation and FR Utility Services Holdings, LLC. Mr. Quake holds a Bachelor of Arts from Williams College and an M.B.A. from Harvard Business School.

Dod E. Wales has served as a member of our Board since December 2013. Mr. Wales is a Director of First Reserve, which he joined in 2004. His responsibilities at First Reserve range from investment origination, structuring, execution, monitoring and exit strategy, with particular focus on the global equipment manufacturing and services sector. In addition, Mr. Wales assists in the coordination of limited partner co-investment activities from inception to realization. Prior to joining First Reserve, Mr. Wales spent three years as a member of the investment banking team at Credit Suisse First Boston in the Distressed Finance and Restructuring Group. Mr. Wales holds a Bachelor of Arts in History from Stanford University.

William G. Schrader has served as a member of our Board since December 2014. Mr. Schrader is the former chief operating officer of TNK-BP, an oil-and-gas company operating in Russia, Ukraine and Belarus, where he oversaw upstream and downstream gas and power operations and numerous critical support functions. Mr. Schrader also held senior leadership positions at BP plc and the Azerbaijan International Operating Company. He serves on the boards of directors of Hess Corporation, Bahama Petroleum Company plc and Ophir Energy plc. Mr. Schrader holds a bachelor’s degree in Chemical Engineering from the University of Cincinnati, and an M.B.A. from the University of Houston.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE NAMED ABOVE.

9

Class I Directors Continuing in Office Until the 2017 Annual General Meeting

Jonathan Lewis has served as a member of our Board since December 2013. Dr. Lewis is senior vice president, Completion and Production Division of Halliburton and a member of Halliburton’s executive committee, which he joined in 1996. Prior to joining Halliburton, Dr. Lewis taught graduate students and managed commercially funded research groups through academic positions at Imperial College in London, England, and Heriot-Watt University in Edinburgh, Scotland. Dr. Lewis has been Chairman of the board of directors of the Petrotechnical Open Standards Consortium and a member of the board of directors of ASF Portal. Dr. Lewis holds a Bachelor of Science degree in Geology from Kingston University, a Ph.D. in Geology/Sedimentology from the University of Reading, and is a graduate of the Stanford Executive Program of the Stanford University Graduate School of Business.

Juan Diego Vargas has served as a member of our Board since April 2015. Mr. Vargas is a Vice President of First Reserve. He joined First Reserve in 2007 as an Associate and returned to First Reserve as a Vice President in 2012 after earning his M.B.A. His responsibilities range from deal origination and structuring to due diligence, execution and monitoring, with particular focus on the equipment, manufacturing and services sectors. Prior to joining First Reserve, Mr. Vargas was an Analyst in the Financial Sponsors and Latin America Groups at Morgan Stanley. Mr. Vargas holds a B.B.A. from the University of Notre Dame and an M.B.A. from London Business School.

Robert C. Volpe has served as a member of our Board since November 2014. Mr. Volpe is a principal at Clayton, Dubilier & Rice LLC (CD&R), which he joined in 2008. Prior to CD&R, Mr. Volpe worked in the investment banking division of Morgan Stanley. He holds a bachelor’s degree from Dartmouth College and earned an M.B.A. from Harvard Business School.

Class III Directors Continuing in Office Until the 2016 Annual General Meeting

John Krenicki, Jr. has served as a member of our Board, and as Chairman of our Board, since October 2014. Mr. Krenicki is a partner at CD&R. He joined CD&R in 2013 after a 29-year career at General Electric. Mr. Krenicki currently serves as chairman of the boards of Wilsonart International and The ServiceMaster Company and lead director of Brand Energy & Infrastructure Services Inc. He is a former vice chairman of GE and former president and chief executive officer of GE Energy. His responsibilities at GE included oversight of the company’s oil-and-gas, power-and-water and energy-management businesses. Mr. Krenicki held a number of additional leadership roles with GE, including president and CEO of both GE Plastics and GE Transportation Systems and a director of GE Capital. He holds a bachelor of science degree in mechanical engineering from the University of Connecticut and master’s of science in management from Purdue University.

Karl S. Fessenden has served as a member of our Board since February 2015. Mr. Fessenden is the President and Chief Executive Officer of CHC Helicopter and a board member of its parent company, CHC Group.  He came to CHC from GE, where over 19 years he amassed a track record of strong leadership in building industrial-services businesses, as well as process discipline around resource and capital allocation.  Mr. Fessenden successfully led multiple global-service business units at GE Energy and GE Aviation.  Most recently he directed GE’s integration of the Alstom power-generation business, the largest acquisition in GE’s history.  Prior to that, Mr. Fessenden managed GE’s $8 billion Power Generation Services unit, the largest industrial-services business at GE.  His background includes 15 years in the aviation sector with GE and Pratt & Whitney.

Nathan K. Sleeper has served as a member of our Board since October 2014. Mr. Sleeper is a partner at CD&R. He has significant financial and investment experience from his involvement in CD&R’s investments in numerous portfolio companies, and has played active roles in overseeing those businesses. Prior to joining CD&R in 2000, Mr. Sleeper worked in the investment banking division of Goldman, Sachs & Co. and at investment firm Tiger

10

Management Corp. He serves as a director of Brand Energy and Infrastructure Holdings Inc., Wilsonart International Holdings LLC, Roofing Supply Group LLC, Hussmann Parent Inc., Atkore International Group Inc., NCI Building System Inc. and US Foods Inc. Mr. Sleeper holds a bachelor of arts degree from Williams College and master’s in business administration from Harvard Business School.

11

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

In general, the NYSE listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. Under the NYSE corporate governance standards, however, a company of which more than 50% of the voting power in the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE corporate governance requirements, including the requirements that, within one year of the date of the listing of its shares (1) that a majority of the board of directors consist of independent directors, (2) that the board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that the board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

As of July 23, 2015, CHC Cayman and CD&R CHC Holdings, L.P., as a group, beneficially own ordinary shares representing more than 50% of the voting power of the Company’s ordinary shares eligible to vote in the election of the Company’s directors and have entered into a voting agreement in regard to the election of directors for the Company. Therefore, the Company is deemed a “controlled company” within the meaning of the corporate governance standards of the NYSE. Per the “controlled company” exemptions, currently, the majority of the Company’s directors is not independent and the Company does not have a nominating and corporate governance committee or a compensation committee that is comprised entirely of independent directors. In the event that the Company ceases to be a “controlled company” and its shares continue to be listed on the NYSE, the Company will be required to comply with these provisions as follows: the Company must satisfy the majority independent board requirement within one year of the date its status changed and must have at least one independent member on its compensation committee and nominating and corporate governance committee by the date its status changed, at least a majority of independent members on each of those committees within 90 days of the date its status changed, and fully independent committees within one year of the date its status changed.

In addition, as of January 15, 2015, which is one year from the effective date of the Company’s registration statement filed under the Securities Act of 1933, as amended covering its initial public offering, and in compliance with Rule 10A-3(b)(iv) of the Exchange Act, the Company’s Audit Committee is comprised of only independent directors.

The Board consults with the Company’s counsel to ensure that the Board’s independence determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following three directors are independent directors within the meaning of the applicable NYSE listing standards: Francis Kalman, Jonathan Lewis and William G. Schrader. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. The Board also determined that, despite Mr. Kalman’s service on the audit committees of three other public companies, such simultaneous service will not impair Mr. Kalman’s ability to serve on the Company’s Audit Committee.

12

Mr. Fessenden, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company. Messrs. Krenicki, Sleeper and Volpe are not independent directors by virtue of their affiliations with CD&R, and Messrs. Wales, Quake and Vargas are not independent directors by virtue of their affiliations with First Reserve. The Company’s definitions of “independence” for its directors and the procedure by which a presiding director is chosen for each executive session can be located in its Corporate Governance Guidelines on its corporate website at http://ir.chc.ca/govdocs.aspx?iid=4293047.

BOARD LEADERSHIP STRUCTURE

The Chairman of the Board of the Company is John Krenicki Jr., who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. The Company believes that separation of the positions of Chairman of the Board and Chief Executive Officer also creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders. As a result, the Company believes that the current leadership structure of the Board can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company as a whole. The Audit Committee of the Board has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee of the Board monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of the Board assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Company’s Senior Vice President, Legal and Administration and Chief Financial Officer coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met eleven times during the last fiscal year. All directors attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member, respectively. It is the Company’s policy to encourage directors and nominees for director to attend the annual general meetings of shareholders. All directors attended our 2014 annual meeting of shareholders.

13

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Health, Safety and Environment Committee and a Routine Transactions Committee. The following table provides membership information as of June 30, 2015 for each of the Board committees (* indicates chairperson):

Name	Audit	Compensation	Nominating and Corporate Governance	Health, Safety and Environment	Routine Transactions Committee
Mr. John Krenicki, Jr.		X*	X*		A
Mr. Karl S. Fessenden				X	X*
Mr. Francis S. Kalman	X*		X
Mr. Jonathan Lewis	X	X		X*
Mr. Jeffrey K. Quake		X
Mr. William G. Schrader	X	X		X
Mr. Nathan Sleeper		X
Mr. Robert Volpe			X		X
Mr. Juan D. Vargas
Mr. Dod E. Wales			X

Below is a description of each committee of the Board of Directors.

Each of the committees, except for the HSE Committee and Routine Transactions Committee, has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board has determined that, except as specifically described below, each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company. Messrs. Vargas, Quake and Wales are affiliated with First Reserve. Messrs. Krenicki, Sleeper and Volpe are affiliated with CD&R.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; evaluates enterprise risk management oversight; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Item 7—Management’s Discussion and Analysis of Financial

14

Condition and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended April 30, 2015, as filed with the SEC on July 1, 2015.

The Audit Committee was established on September 12, 2013 with three directors: Messrs. Lewis, Mogford and Wales, with Mr. Wales serving as the Chair of the Audit Committee. On December 16, 2013, Mr. Mogford stepped down from the Audit Committee and Mr. Kalman was elected to the Audit Committee as its new chair. In fiscal year 2015, Mr. Wales stepped down from the Audit Committee and Mr. Schrader was elected to the Audit Committee.

The Audit Committee met six times during the fiscal year ended April 30, 2015. The Board has adopted a written Audit Committee charter that is available to shareholders on the Company’s website at http://ir.chc.ca/govdocs.aspx?iid=4293047. The Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of the Company’s Audit Committee are independent (pursuant to Section 303A.07(a) of the NYSE Listed Company Manual).

The Board has also determined that Mr. Kalman qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Kalman’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies. In addition to the Company’s Audit Committee, Mr. Kalman also serves on the Audit Committees of Ensco Plc, Kraton Performance Polymers, Inc., and Weatherford International Ltd. The Board has determined that this simultaneous service does not impair Mr. Kalman’s ability to effectively serve on the Company’s Audit Committee.

The Audit Committee reviews and revises its charter, as appropriate, and evaluates its performance at least annually.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2015 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015.

Audit Committee

Mr. Francis S. Kalman

Mr. Jonathan Lewis

Mr. William G. Schrader

*The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

15

Compensation Committee

The Compensation Committee was established on September 12, 2013 with three directors: Messrs. Lewis, Mogford and Wales, with Mr. Wales serving as the Chair of the Compensation Committee. On December 16, 2013, Mr. Wales stepped down from the Compensation Committee and Messrs. Kalman and Quake were elected to the Compensation Committee, and Mr. Mogford was designated as the new Chair of the Compensation Committee. During fiscal year 2015, the Compensation Committee consisted of Messrs. Krenicki, Sleeper, Kalman, Lewis, Wales and Quake, with Mr. Krenicki serving as chair. After the end of fiscal year 2015, Messrs. Kalman and Wales stepped down from the Compensation Committee and Mr. Schrader was added. Only Messrs. Lewis, Kalman and Schrader are independent (pursuant to Section 303A.05(a) of the NYSE Listed Company Manual, subject to an election by the Board to rely upon the “controlled company” exception). The Compensation Committee met five times during the fiscal year ended April 30, 2015. The Board has adopted a written Compensation Committee charter that is available to shareholders on the Company’s website at http://ir.chc.ca/govdocs.aspx?iid=4293047.

The Compensation Committee of the Board acts on behalf of the Board to (i) oversee the Company’s compensation policies, plans and programs generally and as they relate to risk management and risk-taking incentives, (ii) review and determine the compensation to be paid to the Company’s officers, (iii) review and discuss with management the Company’s disclosures contained under the caption “Compensation Discussion and Analysis” for use in any of the Company’s annual reports on Form 10-K, registration statements, proxy statements or information statements, and (iv) prepare and review the Compensation Committee report on executive compensation included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time.

The Compensation Committee is authorized to access such internal and external resources as it deems necessary or appropriate to fulfill its responsibilities, including engagement of independent counsel, consultants and other professional advisors, and has sole authority to retain and terminate independent compensation. The Compensation Committee has sole authority to approve fees, costs and other terms of engagement of such outside resources.

The Compensation Committee reviews and revises its charter, as appropriate, and evaluates its performance at least annually.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee was established on September 12, 2013 with Messrs. Lewis, Mogford, and Wales, and on December 16, 2013, the composition of the Compensation Committee changed to consist of Messrs. Kalman, Lewis, Mogford, and Quake. None of Messrs. Kalman, Lewis, Mogford, Quake, or Wales has ever been an officer or employee of the Company or any of its subsidiaries. During fiscal year 2015, the Compensation Committee consisted of Messrs. Krenicki, Sleeper, Kalman, Lewis, Wales and Quake, with Mr. Krenicki serving as chair. After the end of fiscal year 2015, Messrs. Kalman and Wales stepped down from the Compensation Committee and Mr. Schrader was added. None of Messrs. Krenicki, Lewis, Schrader, Sleeper or Quake has ever been an officer or employee of the Company or any of its subsidiaries. During fiscal year 2015, none of the Company’s executive officers served on the Compensation Committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Compensation Committee or the Board.

Compensation Committee Report

This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this

16

proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Compensation Committee is responsible for overseeing our executive compensation programs. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, the compensation committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Mr. John Krenicki, Jr. (Chair)

Mr. Jonathan Lewis

Mr. William G. Schrader

Mr. Nathan K. Sleeper

Mr. Jeffrey K. Quake

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to oversee the Company’s governance policies, nominate directors other than Sponsor Directors (as defined in the section of this Proxy Statement entitled “Transactions with Related Persons”) for election by shareholders, recommend committee chairpersons and, in consultation with the committee chairpersons, recommend directors for membership on the committees of the Board. In addition, the Nominating and Corporate Governance Committee reviews and assesses the adequacy of the Company’s Corporate Governance Guidelines at least annually and recommends any proposed changes to the Board for approval.

The Nominating and Corporate Governance Committee was established on December 16, 2013 with four directors: Messrs. Kalman, Lewis, Macaulay and Quake, with Mr. Macaulay serving as the Chair of the Nominating and Corporate Governance Committee. During fiscal year 2015, Messrs. Krenicki, Kalman, Lewis, Volpe and Quake served on the Nominating and Corporate Governance Committee, with Mr. Krenicki serving as chair. After the end of fiscal year 2015, Messrs. Lewis and Wales stepped down and Mr. Quake was added to the Nominating and Corporate Governance Committee. Only Mr. Kalman and Mr. Lewis are independent (pursuant to Section 303A.02 of the NYSE Listed Company Manual, subject to an election by the Board to rely upon the “controlled company” exception). The Nominating and Corporate Governance Committee met five times during the fiscal year ended April 30, 2015. The Board has adopted a written Nominating and Corporate Governance Committee charter and Corporate Governance Guidelines, both of which are available to shareholders on the Company’s website at http://ir.chc.ca/govdocs.aspx?iid=4293047.

Under the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, subject to the Company’s shareholders’ agreements, is responsible for identifying, reviewing and evaluating and recommending to the Board candidates to serve as directors of the Board in accordance with the Nominating and Corporate Governance Committee charter and consistent with the criteria set by the Board. The candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. In recommending candidates, the Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the

17

Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s shareholders.

The Nominating and Corporate Governance Committee also reviews candidates for director nominees in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

The Nominating and Corporate Governance Committee is authorized to access such internal and external resources as it deems necessary or appropriate to fulfill its responsibilities, including engagement of independent counsel, consultants and other professional advisors, and has sole authority to retain and terminate executive search firms to help identify director candidates. The Nominating and Corporate Governance Committee has sole authority to approve fees, costs and other terms of engagement of such outside resources.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by shareholders. The Nominating Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

The Nominating and Corporate Governance Committee reviews and revises its charter, as appropriate, and evaluates its performance at least annually.

Health, Safety and Environment Committee

The Health, Safety and Environment Committee (the “HSE Committee”) was established on December 16, 2013 with three directors: Messrs. Amelio, Lewis, and Mogford, with Mr. Lewis serving as the Chair of the HSE Committee. During fiscal year 2015, the HSE Committee consisted of Messrs. Lewis, Fessenden and Schrader, with Mr. Lewis serving as chair. The purpose of the HSE Committee is to provide global oversight and support of the implementation and effectiveness of the Company’s safety and compliance risk-management procedures, policies, programs and initiatives.

Under the charter of the HSE Committee, the HSE Committee meets at the request of any member of the Board, as circumstances warrant, but in any event at least four times per year and may invite any individuals to attend its meetings. The HSE Committee met five times during fiscal year 2015. The Committee has access to professional advice from employees of the Company, and from any external advisors (including independent risk experts and legal counsel), as the Committee considers appropriate.

To carry out its purpose, the HSE Committee is responsible for, among other things, (i) reviewing the status of the Company’s safety and compliance performance, including processes to ensure compliance with internal policies and goals and applicable external laws and regulations, (ii) reviewing and providing input to the Company on the management of current and emerging safety and compliance issues, (iii) reporting periodically to the Board on safety

18

and compliance matters affecting the Company, (iv) assisting the Board with oversight of the Company’s risk-management processes, (v) reviewing the annual strategy and resources of the Company’s safety and compliance organization, (vi) reviewing audit results and findings on safety and compliance audits, action plans instituted pursuant to audits, and findings made as a result of any investigations into significant occurrences, and (vii) making periodic visits to the Company’s facilities and discussing safety and compliance issues related to those sites.

The HSE Committee reviews and revises its charter, as appropriate, and evaluates its performance at least annually.

Routine Transactions Committee

The Routine Transactions Committee was established in December 2014, initially consisting of William Amelio and Robert Volpe. In March 2015, Karl Fessenden replaced William Amelio and assumed the role of chair of the Routine Transactions Committee. The Routine Transactions Committee was formed to stream-line the decision-making process at the Board level with respect to certain financing and leasing transactions. The Routine Transactions Committee is responsible for reviewing and approving financing and leasing arrangements for helicopters and/or helicopter parts entered into between the Company or any of the Company’s subsidiaries and third-party financiers and/or lessors as well as the provision of guarantees or other relevant security by the Company in support of such financing and leasing transactions. The Routine Transactions Committee meets at the request of any member of the Board or as circumstances warrant.

DIRECTOR COMPENSATION

In connection with our IPO, our Board adopted a policy regarding director compensation under which non-employee directors who are not affiliated with CD&R or First Reserve will be compensated consistent with the practice of our peer companies; this policy was adopted following input received FW Cook. Under this policy, such non-employee directors will be paid an annual cash retainer of $90,000, with a non-executive chair eligible for a cash retainer of $150,000. Those non-employee directors are also eligible to receive an annual equity retainer of $125,000 in the form of an award of restricted share units, which will vest in full after one year of service. Those non-employee directors who chair committees are paid an additional fee for such service, as follows: Audit ($20,000), Compensation ($15,000), Nominating ($10,000), and Health and Safety ($10,000). Directors who serve on our committees are paid the following fees annually: Audit ($10,000), Compensation ($7,500), Nominating ($5,000), and Health and Safety ($5,000). Directors are also reimbursed for their reasonable expenses incurred for meeting attendance.

At this time, because only Messrs. Kalman, Lewis and Schrader are non-employee Board members who are not affiliated with CD&R or First Reserve, they are the only directors eligible to receive compensation under this policy. Fees paid and equity awarded to Messrs. Kalman, Lewis and Schrader during our fiscal 2015 are as indicated in the table below.

Name	Fees Paid in Cash ($)	Share Awards ($)(1)	Total ($)
Mr. Kalman	146,875	125,000	271,875
Mr. Lewis	146,875	125,000	271,875
Mr. Schrader	31,896	125,000	153,896

(1)	In accordance with applicable SEC rules, this column shows the aggregate grant date fair value of the stock options and restricted share units granted to the directors during fiscal 2015. For additional information on the

19

valuation assumptions, refer to Note 18, ‘‘Stock Based Compensation,’’ to our consolidated financial statements for the fiscal year ended April 30, 2015, in the Annual Report on Form 10-K.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our shareholders and other interested parties may communicate with the Board, or any individual member or members of the Board, by writing to our Corporate Secretary at CHC Group Ltd., 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands, with a request to forward the communication to the intended recipient or recipients. Our Corporate Secretary will review these communications and will determine whether they should be presented to our Board or specified member or members of the Board. The purpose of this screening is to allow the Board or specified member or members of the Board to avoid having to consider irrelevant or inappropriate communications. All communications directed to the Audit Committee in accordance with our Whistleblower Policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the chairman of the Audit Committee.

CODE OF BUSINESS CONDUCT, ETHICS AND INTEGRITY

The Company has adopted a written Code of Business Conduct, Ethics and Integrity that applies to all officers, directors and employees, including our principal executive officer and principal financial and accounting officer. The Code of Business Conduct, Ethics and Integrity is available on the Company’s website at http://ir.chc.ca/govdocs.aspx?iid=4293047. However, information found on the Company’s website is not incorporated by reference in this Proxy Statement. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website or in a Current Report on Form 8-K.

CORPORATE GOVERNANCE GUIDELINES

Effective as of January 16, 2014, the Board adopted Corporate Governance Guidelines to document the governance practices followed by the Company, which have been updated upon approval of the Board from time to time, including during the recent Board meeting held on June 25, 2015. The Corporate Governance Guidelines assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s shareholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect NYSE listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines may be viewed at http://ir.chc.ca/govdocs.aspx?iid=4293047.

20

PROPOSAL 2

APPROVAL OF THE 2013 OMNIBUS INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF
THE CODE AND APPROVAL OF AMENDMENTS TO INCREASE THE PLAN’S MAXIMUM
AVAILABLE SHARE LIMIT AND ANNUAL INDIVIDUAL OPTION LIMIT

At the Annual Meeting, our shareholders are being asked to approve amendments to the CHC Group LTD. 2013 Omnibus Incentive Plan (the “2013 Omnibus Incentive Plan”) that are described below, and also to approve the 2013 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If our shareholders approve the 2013 Omnibus Incentive Plan, as amended, it will allow us to use the additional shares and the increased limits to hire and retain key employees who we expect to assist the Company in achieving its corporate and financial goals, including increasing profitability and shareholder value, while also affording us the opportunity to qualify for a federal income tax deduction under Section 162(m) of the Code for certain performance-based compensation paid under the 2013 Omnibus Incentive Plan.

Without giving effect to these amendments, the 2013 Omnibus Incentive Plan authorizes the Company to issue up to 7,500,000 ordinary shares of the Company under the 2013 Omnibus Incentive Plan, subject to adjustment upon certain changes of our capital structure. As of July 23, 2015, there were not enough ordinary shares of the Company available under the 2013 Omnibus Incentive Plan to cover the new long-term incentive program, which is intended to be a five-year front-loaded program. Therefore, the Compensation Committee and the Board determined it to be appropriate to increase the share reserve under the 2013 Omnibus Incentive Plan. This new long-term incentive program is intended to meet our anticipated needs in the next five years and to successfully attract and retain the best possible candidates for employment with the Company during that time.

On June 25, 2015, upon recommendation of the Compensation Committee, the Board adopted, subject to shareholder approval, an amendment to the 2013 Omnibus Incentive Plan to (i) increase the share reserve by 6,921,104 ordinary shares of the Company so that a total of 14,421,104 ordinary shares of the Company may be issued under the 2013 Omnibus Incentive Plan and (ii) increase the maximum number of ordinary shares with respect to which options or share appreciation rights may be granted during any fiscal year of the Company to any person from 1,000,000 shares to 2,000,000 ordinary shares (collectively, the “Plan Amendments”). The Company has previously made several option grants to employees, conditioned on shareholder approval of the Plan Amendments, including a grant to Mr. Karl Fessenden, our President and Chief Executive Officer, of options to acquire 2,000,000 shares (as described below in “Executive Compensation—Compensation Discussion and Analysis”), and shareholder approval is necessary to make these grants effective.

Although the 2013 Omnibus Incentive Plan was previously approved by our shareholders in connection with the Company’s IPO, the Board has determined, upon recommendation of the Compensation Committee, to submit the 2013 Omnibus Incentive Plan, as amended by the Plan Amendments, to the Company’s shareholders for approval for purposes of Section 162(m) of the Code. The 2013 Omnibus Incentive Plan allows the Company to grant “performance-based” compensation, and one of the conditions for compensation to be considered “performance-based” under Section 162(m) of the Code is that the material terms under which such compensation will be paid (including the class of eligible employees, performance criteria and the per-person maximums) be disclosed to and approved by shareholders every five years. However, even if our shareholders approve this Proposal 2, there can be no assurance that particular awards granted under the 2013 Omnibus Incentive Plan will satisfy the requirements of Section 162(m) of the Code and be deductible, and nothing in this proposal precludes the Company from granting awards that do not satisfy those requirements. See below “—Federal Income Tax Consequences—Section 162(m) Compensation Deduction Limitation.”

This Proposal 2, if approved, would become effective upon shareholder approval. If our shareholders do not approve the Plan Amendments, any grants that have been made that exceed the current share reserve under the 2013 Omnibus Incentive Plan will be forfeited, but the Company will be allowed to make grants under the 2013 Omnibus Incentive Plan as currently in effect (without giving effect to the Plan Amendments) to the extent ordinary shares reserved thereunder are then available.

21

Summary of the 2013 Omnibus Incentive Plan

The material features of the 2013 Omnibus Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the 2013 Omnibus Incentive Plan, with Amendment No. 1 thereto, which are set forth in Appendix A to this proxy statement.

Purpose. The purpose of the 2013 Omnibus Incentive Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our ordinary shares, thereby strengthening their commitment to our welfare and aligning their interests with those of our shareholders.

Administration. The 2013 Omnibus Incentive Plan is administered by the Compensation Committee of the Board. The Compensation Committee has the sole and plenary authority to establish the terms and conditions of any award consistent with the provisions of the 2013 Omnibus Incentive Plan. The Compensation Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2013 Omnibus Incentive Plan and any instrument or agreement relating to, or any award granted under, the 2013 Omnibus Incentive Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Compensation Committee deems appropriate for the proper administration of the 2013 Omnibus Incentive Plan; and to make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2013 Omnibus Incentive Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2013 Omnibus Incentive Plan. Any such allocation or delegation may be revoked by the Compensation Committee at any time. Unless otherwise expressly provided in the 2013 Omnibus Incentive Plan, all designations, determinations, interpretations, and other decisions under or with respect to the 2013 Omnibus Incentive Plan or any award or any documents evidencing awards granted pursuant to the 2013 Omnibus Incentive Plan are within the sole discretion of the Compensation Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any holder or beneficiary of any award, and any of our shareholders.

Eligibility. Any employee, consultant, advisor, officer or director of the Company or one of its affiliates (as defined in the 2013 Omnibus Incentive Plan), or any prospective employee, consultant, advisor, officer or director who has accepted an offer of employment or consultancy from the Company or one of its Affiliates is eligible for selection by the Compensation Committee to receive an award under the 2013 Omnibus Incentive Plan (such a person, a “participant”), subject to certain exceptions.

Shares Subject to the 2013 Omnibus Incentive Plan. Under the current terms of the 2013 Omnibus Incentive Plan, the total number of ordinary shares that may be issued under the 2013 Omnibus Incentive Plan is 7,500,000. Of this amount, the maximum number of shares for which incentive stock options may be granted is 7,500,000; the maximum number of shares for which options or share appreciation right may be granted to any individual participant during any single fiscal year is 1,000,000; the maximum number of shares for which performance compensation awards denominated in shares may be granted to any individual participant in respect of a single fiscal year is 500,000 (or if any such awards are settled in cash, the maximum amount may not exceed the fair market value of such shares on the last day of the performance period to which such award relates); the maximum number of ordinary shares granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, will not exceed $600,000 in total value; and the maximum amount that may be paid to any individual for a single fiscal year under a performance compensation award denominated in cash is $5,000,000. Except for substitute awards (as described below), in the event any award terminates, lapses, or is settled without the payment of the full number of shares subject to such award, including as a result of net settlement of the award or as a result of the award being settled in cash, the undelivered shares may be granted again under the 2013 Omnibus Incentive Plan, unless the shares are surrendered after the termination of the 2013 Omnibus Incentive Plan, and only if shareholder approval is not required under the then-applicable rules of the exchange on which the ordinary shares are listed. Awards may, in the sole discretion of the Compensation Committee, be granted in assumption of, or in

22

substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards will not be counted against the total number of shares that may be issued under the 2013 Omnibus Incentive Plan, except that substitute awards intended to qualify as “incentive stock options” will count against the limit on incentive stock options described above. No award may be granted under the 2013 Omnibus Incentive Plan after January 16, 2024, but awards theretofore granted may extend beyond that date.

As described above, the Plan Amendments would increase the total number of ordinary shares that may be issued under the 2013 Omnibus Incentive Plan by 6,921,104 ordinary shares of the Company so that a total of 14,421,104 ordinary shares may be issued under the 2013 Omnibus Incentive Plan, subject to the adjustment provisions included therein. The Plan Amendments would also increase the maximum number of shares for which options or share appreciation right may be granted to any individual participant during any single fiscal year from 1,000,000 to 2,000,000 shares.

Vesting and Forfeiture. Awards become exercisable or otherwise vest at the times and upon the conditions that the Compensation Committee may determine, as reflected in the applicable award agreement. The 2013 Omnibus Incentive Plan provides for vesting or forfeiture of awards granted thereunder upon or following termination of a participant’s employment, unless the Compensation Committee provides otherwise. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it, in its sole discretion, deems appropriate.

Options. The Compensation Committee may grant non-qualified stock options and incentive stock options, under the 2013 Omnibus Incentive Plan, with terms and conditions determined by the Compensation Committee that are not inconsistent with the 2013 Omnibus Incentive Plan, except that all stock options granted under the 2013 Omnibus Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our ordinary shares underlying such stock options on the date an option is granted which in all cases will be equal to or in excess of the par or nominal value of such shares (other than in the case of options that are substitute awards, incentive stock options granted to certain individuals, and options granted to participants not subject to U.S. taxation), and all stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an incentive stock option, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for stock options granted under the 2013 Omnibus Incentive Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of ordinary shares is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the term will automatically be extended to the 30th day following the end of such period. Under the 2013 Omnibus Incentive Plan, the purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law (1) in cash or its equivalent at the time the stock option is exercised, (2) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Compensation Committee, or (3) by such other method as the Committee may permit in its sole discretion, including without limitation (A) in other property having a fair market value on the date of exercise equal to the purchase price, (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased, or (C) through a “net exercise” procedure effected by withholding the minimum number of shares needed to pay the exercise price and all applicable required withholding taxes provided, however, that in no event will shares be withheld at fair market value in excess of the statutory minimum withholding rate. Any fractional ordinary shares will be settled in cash.

Share Appreciation Rights. The Compensation Committee may grant share appreciation rights, with terms and conditions determined by the Compensation Committee that are not inconsistent with the 2013 Omnibus Incentive Plan. Generally, each share appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Compensation Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one ordinary share, over (B) the strike price per share, times (ii) the numbers of ordinary shares covered by the share appreciation right. The strike price per share of a share appreciation right will be determined by the Compensation Committee at the time of grant but in no event may such

23

amount be less than the fair market value of an ordinary share on the date the share appreciation right is granted (other than in the case of share appreciation rights granted in substitution of previously granted awards or granted to participants who are not subject to U.S. taxation). The Compensation Committee may in its sole discretion substitute, without the consent of the holder or beneficiary of such share appreciation rights, share appreciation rights settled in ordinary shares (or settled in shares or cash in the sole discretion of the Compensation Committee) for nonqualified stock options.

Restricted Shares and Restricted Share Units. The Compensation Committee may grant restricted ordinary shares or restricted share units, representing the right to receive, upon the expiration of the applicable restricted period, one ordinary share for each restricted share unit, or, in the sole discretion of the Compensation Committee, the cash value thereof (or any combination thereof). As to restricted ordinary shares, subject to the other provisions of the 2013 Omnibus Incentive Plan and the terms and conditions of the applicable award agreement, the holder will generally have the rights and privileges of a shareholder as to such restricted ordinary shares, including without limitation the right to vote such restricted ordinary shares (except, that if the lapsing of restrictions with respect to such restricted ordinary shares is contingent on satisfaction of performance conditions other than or in addition to the passage of time, any dividends payable on such restricted ordinary shares will be retained, and delivered without interest to the holder of such shares within 15 days following the date on which the restrictions on such shares lapse).

Other Share-Based Awards. The Compensation Committee may issue unrestricted ordinary shares, rights to receive grants of awards at a future date, or other awards denominated in ordinary shares (including, without limitation, performance shares or performance units) under the 2013 Omnibus Incentive Plan, including performance-based awards, with terms and conditions determined by the Compensation Committee and set forth in an award agreement that are not inconsistent with the 2013 Omnibus Incentive Plan.

Performance Compensation Awards. The Compensation Committee may also designate any award as a “performance compensation award” intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Compensation Committee also has the authority to make an award of a cash bonus to any participant and designate such award as a performance compensation award under the 2013 Omnibus Incentive Plan. The Compensation Committee has sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply.

The performance criteria that will be used to establish the performance goals may, in addition to individual performance, be based on the attainment of specific levels of performance of the Company (and/or one or more affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and are limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after interest, taxes, depreciation, amortization and/or rent (including EBIT, EBITDA and EBITDAR); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other ‘value creation’ metrics; (xvii) inventory control; (xviii) enterprise value; (xix) sales; (xx) shareholder return; (xxi) client retention; (xxii) competitive market metrics; (xxiii) employee retention; (xxiv) timely completion of new product rollouts; (xxv) timely launch of new facilities; (xxvi) measurements related to a new purchasing “co-op”; (xxvii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii) system-wide revenues; (xxix) royalty income; (xxx) comparisons of continuing operations to other operations; (xxxi) market share; (xxxii) cost of capital, debt leverage year-end cash position or book value; (xxxiii) strategic objectives, development of new product lines and related revenue, sales and margin targets, co-branding or international operations; or (xxxiv) any combination of the foregoing. Any one or more of the performance criteria may be stated as a percentage of another performance criteria,

24

or used on an absolute or relative basis to measure our performance as a whole or any of our divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Compensation Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. Unless otherwise determined by the Compensation Committee at the time a performance compensation award is granted, the Compensation Committee will, during the first 90 days of a performance period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the performance compensation awards granted to any participant for such performance period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a performance goal for such performance period, based on and in order to appropriately reflect the following events: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (4) any reorganization and restructuring programs; (5) extraordinary, unusual or infrequently occurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto, including Accounting Standards Update 2015-01) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year; (6) acquisitions or divestitures; (7) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (8) foreign exchange gains and losses; (9) discontinued operations and nonrecurring charges; and (10) a change in our fiscal year. Any performance criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

Following the completion of a performance period, the Compensation Committee will review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing that amount of the performance compensation awards earned for the period based upon the performance formula. In determining the actual amount of an individual participant’s performance compensation award for a performance period, the Compensation Committee has the discretion to reduce or eliminate the amount of the performance compensation award consistent with Section 162(m) of the Code. Unless otherwise provided in the applicable award agreement, the Compensation Committee does not have the discretion to (A) grant or provide payment in respect of performance compensation awards for a performance period if the performance goals for such performance period have not been attained, or (B) increase a performance compensation award above the applicable limitations set forth in the 2013 Omnibus Incentive Plan.

Effect of Certain Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, ordinary shares, other securities or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of our ordinary shares or other securities, issuance of warrants or other rights to acquire our ordinary shares or other securities, or other similar corporate transaction or event (including a change in control) that affects the ordinary shares, or (b) unusual or nonrecurring events (including a change in control) affecting us, any affiliate, or the financial statements of us or any affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Compensation Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of: (1) adjusting any or all of (A) the share limits applicable under the 2013 Omnibus Incentive Plan with respect to the number of awards which may be granted under the 2013 Omnibus Incentive Plan; (B) the number of our ordinary shares or other securities which may be delivered in respect of awards or with respect to which awards may be granted under the 2013 Omnibus Incentive Plan and (C) the terms of any outstanding award, including, without limitation, (x) the number of ordinary shares subject to outstanding awards or to which outstanding awards relate; (y) the exercise price or strike price with respect to any award; or (z) any applicable performance measures; (2) providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (3) cancelling any one or more outstanding awards and causing to be paid to the holders holding vested awards (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Compensation Committee (which, if applicable, may be based upon the price per ordinary share received or to be received by other shareholders

25

of the Company in such event), including without limitation, in the case of options and share appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the ordinary shares subject to the option or share appreciation right over the aggregate exercise price thereof. For the avoidance of doubt, the Compensation Committee may cancel any stock option or share appreciation right for no consideration if the fair market value of the shares subject to such option or share appreciation right is less than or equal to the aggregate exercise price or strike price of such stock option or share appreciation right.

Nontransferability of Awards. An award will not be transferable or assignable by a participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. However, the Compensation Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfer to a participant’s family members, any trust established solely for the benefit of the participant or such participant’s family members, any partnership or limited liability company of which the participant, or the participant and the participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the 2013 Omnibus Incentive Plan or any portion thereof at any time, except that no such amendment, alteration, suspension, discontinuation or termination may be made without shareholder approval if (1) such approval is necessary to comply with any regulatory requirement applicable to the 2013 Omnibus Incentive Plan or for changes in GAAP to new accounting standards, (2) it would materially increase the number of securities which may be issued under the 2013 Omnibus Incentive Plan (except for adjustments in connection with certain corporate events), or (3) it would materially modify the requirements for participation in the 2013 Omnibus Incentive Plan. Also, if any such amendment, alteration, suspension, discontinuance or termination would materially and adversely affect the rights of any participant or any holder or beneficiary of any award, it will not effective to that extent without such individual’s consent.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, subject to the consent of the affected participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of any participant with respect to such award. However, generally, without shareholder approval, (1) no amendment or modification may reduce the exercise price of any option or the strike price of any share appreciation right, (2) the Compensation Committee may not cancel any outstanding option or share appreciation right and replace it with a new option or share appreciation right (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the intrinsic value (if any) of the cancelled option or share appreciation right, and (3) the Compensation Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

Dividend Equivalents and Similar Payments. The Compensation Committee in its sole discretion may provide for dividend equivalents or similar payments in respect of awards, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion, except that no dividend equivalents or similar payments will be payable in respect of outstanding (1) options or share appreciation rights or (2) unearned performance compensation awards or other unearned awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents or similar payments may be accumulated in respect of unearned awards and paid within 15 days after such awards are earned and become earned, payable or distributable).

Clawback/Forfeiture. An award agreement may provide that the Compensation Committee may in its sole discretion cancel such award if the participant, while employed by or providing services to us or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in other detrimental activity that is in conflict with or adverse to our interests or the interests of any affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may also provide in an award agreement that if the participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the participant will forfeit any gain realized on the vesting or exercise of such

26

award, and must repay the gain to us. In addition, the Compensation Committee may provide in an award agreement that if the participant receives any amount in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the participant will be required to repay any such excess amount to us. Without limiting the foregoing, all awards will be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

Federal Income Tax Consequences

The following summary of the effect of United States federal income taxation upon the participant with respect to the 2013 Omnibus Incentive Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary is given as of the date of this proxy statement, is not intended to be exhaustive, and does not describe state, local, or foreign tax consequences of participation in the 2013 Omnibus Incentive Plan. This summary is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2013 Omnibus Incentive Plan.

Non-Qualified Stock Options. An individual who is granted a non-qualified stock option generally is not taxed on the date of grant or vesting of such option. Rather, the individual will generally recognize as ordinary income on the date of option exercise an amount equal to the difference between the option’s exercise price and the fair market value of the stock underlying the option on the date of option exercise. Any further gain or loss upon the subsequent sale or disposition of the shares underlying the option constitutes a capital gain or loss.

Incentive Stock Options. An individual residing in the U.S. who is granted an incentive stock option is not taxed on the date of grant or vesting of such option. If the shares underlying the option are held for at least two years from the date of grant, and at least one year from the date of option exercise (the “holding periods”), then upon the sale of the shares, the individual will generally recognize a long-term capital gain or loss on the difference between the exercise price of the option and the fair market value of the common stock underlying the option on the date of sale. If either of the holding periods is not satisfied, the individual will generally recognize as ordinary income on the date of the disposition (a “disqualifying disposition”) of the shares an amount equal to the difference between the option’s exercise price and the fair market value of the common stock underlying the option determined as of the date of exercise (not to exceed the gain realized upon the disposition if the disposition is a transaction with respect to which a loss, if sustained, would be recognized). Any further gain or loss upon the disqualifying disposition of the shares constitutes a capital gain or loss.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Share Appreciation Rights. An individual who is granted a share appreciation right will generally recognize ordinary income on the date the share appreciation right is exercised in an amount equal to the difference between the share appreciation right’s exercise price and the fair market value of the shares underlying the share appreciation right on the date of exercise.

Restricted Shares. Unless an individual makes a timely election under Section 83(b) of the Code (as described below), an individual will recognize ordinary income in an amount equal to the excess of the fair market value of the restricted shares on the date of vesting of the shares over the purchase price, if any, paid for the shares. Any further gain or loss from the subsequent sale of such restricted shares constitutes capital gain or loss. If the individual makes a timely election under Section 83(b), the individual is taxed, at ordinary income rates, on the excess of the fair market value of the restricted shares on the date of grant over the purchase price, if any, paid for the shares, and any further gain or loss on the subsequent sale of the shares constitutes a capital gain or loss. Restricted shares may include performance compensation awards.

27

Restricted Share Units. An individual generally will recognize no income upon the receipt of an award of restricted share units. Upon the settlement of restricted share units, the participant generally will recognize ordinary income in the year of receipt in an amount equal to the cash received and/or the fair market value of any substantially vested shares received in respect of vested restricted share units. If the participant receives restricted shares, the participant generally will be taxed in the same manner as described above under “Restricted Shares.” Any further gain or loss on a subsequent sale of any shares received will be taxed as capital gain or loss. Restricted share units may include performance compensation awards.

Section 162(m) Compensation Deduction Limitation. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the Company’s next three most highly compensated executive officers other than the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as qualified performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation’s shareholders, and (iii) the committee certifies that the applicable performance goals are satisfied before payment of any qualified performance-based compensation is made.

Subject to the restrictions of Section 162(m) of the Code or any other applicable restrictions on the deductibility of compensation, in general, it is our intention that, following shareholder approval, the 2013 Omnibus Incentive Plan be construed and administered in a manner that awards under the 2013 Omnibus Incentive Plan that are intended to meet the exception from Section 162(m) of the Code as “performance-based compensation” qualify for such exception. However, the rules governing Section 162(m) of the Code are complex, may change from time to time (with potentially retroactive effect) and are subject to different interpretations. Therefore, there can be no assurance that awards intended to constitute “performance-based compensation” will in fact meet that exception from Section 162(m) of the Code and be deductible. Furthermore, the Compensation Committee may issue awards under the 2013 Omnibus Incentive Plan that are not intended to meet the exception from Section 162(m) of the Code when it believes that other considerations outweigh the tax deductibility of the compensation.

New Plan Benefits

The number, amount and type of awards to be granted in the future to eligible persons under the 2013 Omnibus Incentive Plan cannot be determined at this time, except for options that have previously been granted subject to shareholder approval. Future awards under the 2013 Omnibus Incentive Plan will be granted at the discretion of the Compensation Committee or the Board.

Option History

From the inception of the 2013 Omnibus Incentive Plan through July 23, 2015, options granted under the 2013 Omnibus Incentive Plan (including options granted subject to shareholder approval) include the options shown in the table below (but exclude options that have been cancelled). Except its inception, no option has been granted under the 2013 Incentive Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted 5% or more of the total amount of options granted under the 2013 Omnibus Incentive Plan.

Name and Position	Number of Options
Karl S. Fessenden	2,000,000
President and Chief Executive Officer
Joan S. Hooper	107,555
Former Senior Vice President and Chief Financial Officer
Hooman Yazhari	700,000
Senior Vice President, Legal and Administration
William J. Amelio	885,826

28

Former President and Chief Executive Officer
Peter Bartolotta	247,193
President and Chief Operating Officer, Helicopter Services
Michael J. O’Neill	175,554
Former Senior Vice President, Chief Legal Officer
Juan Gallo	–
Former Senior Vice President, Human Resources
All current executive officers, as a group	3,400,000
All current directors who are not executive officers, as a group	–
All employees who are not executive officers, as a group	8,338,853

Required Vote

Affirmative votes constituting a majority of the shares present or represented by proxy and entitled to vote on this proposal will be required to approve this proposal. Abstentions and broker non-votes have no effect and are not counted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2013 OMNIBUS INCENTIVE PLAN, AS AMENDED BY THE PLAN AMENDMENTS.

29

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP was engaged in August 2013 and audited the Company’s financial statements for the fiscal years 2009 through 2015. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Articles of Association nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy, entitled to vote and voting on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended April 30, 2014 and April 30, 2015, by Ernst & Young LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2015	2014
	(in thousands)
Audit Fees (1)	$5,019	$5,067
Audit-related Fees (2)	$81	90
Tax Fees (3)	$98	143
All Other Fees (4)	$2	3
Total Fees	$5,200	$5,303

(1) Audit Fees consist of professional services rendered in connection with the audit of the Company’s consolidated financial statements and review of the Company’s quarterly consolidated financial statements. Fees for fiscal 2015 include fees for consents and review of documents filed with the SEC in connection with the issuance of the convertible preferred shares. Fees for fiscal 2014 also include fees associated with the Company’s IPO completed in January 2014, which included review of the Company’s quarterly consolidated financial information included in the Company’s registration statement on Form S-1 filed with the SEC, as well as delivery of comfort letters, consents and review of documents filed with the SEC.

(2) Audit – related fees primarily included costs associated with the audit of employee pension plans and certain other agreements.

(3) Tax fees included tax compliance, tax advice and tax planning.

(4) All other fees consist of subscription fees for access to technical accounting materials.

30

All fees described above were pre-approved by the Audit Committee

PRE-APPROVAL POLICIES AND PROCEDURES.

Consistent with requirements of the SEC and the Public Company Oversight Board, or PCAOB, regarding auditor independence, the Audit Committee of the Board is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s ordinary shares as of July 23, 2015 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its ordinary shares.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o CHC Group Ltd., 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands.

	Beneficial Ownership
Name of Beneficial Owner	Number	%
CHC Cayman(1)	45,900,354	56.28
CD&R Holdings(2)	84,259,765	50.81
Invesco Ltd. (3)	8,322,374	8.3
Directors and Executive Officers:
William J. Amelio (4)	453,943	*
Francis S. Kalman(5)	32,500	*
Jonathan Lewis(6)	12,500	*
Peter Bartolotta (7)	134,937	*
Joan S. Hooper(8)	94,291	*
Michael J. O’Neill(9)	92,673	*
William Schrader(10)	—	—
Karl Fessenden	—	—
Hooman Yazhari	—	—
Juan Gallo	54,645	—
John Krenicki, Jr. (11)	—	—
Nathan K Sleeper (11)	—	—
Robert C. Volpe (11)	—	—
Jeffrey K. Quake (12)	—	—
Dod E. Wales (12)	—	—
Juan D. Vargas (12)	—	—
Directors and executive officers as a group (19 persons)	875,489	1.0
*	Represents beneficial ownership of less than 1% of the outstanding ordinary shares.
(1)	CHC Cayman refers to 6922767 Holding (Cayman) Inc., the holding company through which First Reserve and its affiliates acquired our predecessor in 2008. The issued and outstanding equity securities of CHC Cayman consist of 1,845,561,418 of Ordinary A shares, 7,618,905 of Ordinary B shares and 289,000 of Special shares. The total amount of shares reported excludes 84,259,765 Ordinary Shares held by CD&R Holdings on an as-converted basis that CHC Cayman may be deemed to beneficially own because CD&R Holdings and CHC Cayman comprise a “group” within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934
32

and CHC Cayman expressly disclaims beneficial ownership of these shares. Per SEC rules, the percentage of beneficial ownership by CHC Cayman does not factor in the shares beneficially owned by CD&R Holdings. If such shares were included in the calculation, CHC Cayman’s beneficial ownership percentage would be 27.68%. Funds affiliated with First Reserve own an approximate 99.6% economic and voting interest in CHC Cayman. 1,845,561,417 Ordinary A shares of CHC Cayman are held by Horizon Alpha Limited, or Horizon Alpha, FR XI Horizon Co-Investment I, L.P., or FR XI Horizon Co-Investment I, and FR XI Horizon Co-Investment II, L.P., or FR XI Horizon Co-Investment II. The equity interests of Horizon Alpha are held by First Reserve Fund XII, L.P., or First Reserve Fund XII, FR XII-A Parallel Vehicle, L.P., or FR XII-A and FR Horizon AIV, L.P., or FR Horizon AIV. The general partner of First Reserve Fund XII and FR XII-A is First Reserve GP XII, L.P., whose general partner is First Reserve GP XII Limited. The general partner of FR Horizon AIV is FR Horizon GP, L.P. and the general partner of FR Horizon GP, L.P. is FR Horizon GP Limited. Each of First Reserve GP XII Limited and FR Horizon GP Limited is wholly-owned by First Reserve’s senior managing directors. The general partner of each of FR XI Horizon Co-Investment I and FR XI Horizon Co-Investment II is FR XI Offshore GP Limited. The members of FR XI Offshore GP Limited are First Reserve’s senior managing directors. Each of such First Reserve entities may be deemed to beneficially own the shares beneficially owned by Horizon Alpha, FR XI Horizon Co-Investment I and FR XI Horizon Co-Investment II directly or indirectly controlled by it, but each disclaims beneficial ownership of such shares. The address of each of the entities listed in this footnote is c/o First Reserve Management, L.P., One Lafayette Place, Greenwich, Connecticut 06830.

(2)	CD&R Holdings refers to CD&R CHC Holdings, L.P., which is the beneficial owner of approximately 84,259,765 Ordinary Shares on an as-converted basis as of July 23, 2015, which are issuable upon conversion, at the option of the holder, of approximately 630,157 Preferred Shares that are held directly by CD&R Holdings, taking into account preferred dividends that have accrued as of July 23, 2015. However, the number of ordinary voting shares CD&R Holdings is entitled to upon conversion of its Preferred Shares is subject to a 49.9% cap, with the remaining shares not issued due to this limitation issued as non-voting ordinary shares, par value $0.0001 per share. The total amount of shares reported excludes 45,900,354 Ordinary Shares held by CHC Cayman that CD&R Holdings may be deemed to beneficially own because CD&R Holdings and CHC Cayman comprise a “group” within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934 and CD&R Holdings expressly disclaims beneficial ownership of these shares. CD&R Investment Associates IX, Ltd. (“CD&R Holdings GP”), as the general partner of CD&R Holdings, may be deemed to beneficially own the Convertible Preferred Shares held by CD&R Holdings. CD&R Holdings GP expressly disclaims beneficial ownership of the shares held by CD&R Holdings, except to the extent of its pecuniary interest therein. The address for each of CD&R Holdings and CD&R Holdings GP is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House., South Church Street, George Town, Grand Caymans, KY1-1104, Cayman Islands.
(3)	The indicated ownership is based on a Schedule 13G filed with the SEC by Invesco Ltd. on February 10, 2015, reporting beneficial ownership as of January 31, 2015. According to the Schedule 13G, the reporting persons beneficially own a total of 8,322,374 ordinary shares. The Schedule 13G filed by Invesco Ltd. provides information only as of January 31, 2015, and consequently, the beneficial ownership of the above-mentioned reporting persons may have changed between January 31, 2015 and July 23, 2015. According to the Schedule 13G, Invesco Ltd.’s address is 1555 Peachtree Street NE, Atlanta, GA 30309.
(4)	In addition to the amounts listed in the table, Mr. Amelio holds 2,000,000 Ordinary B shares of CHC Cayman.
(5)	In addition to the amounts listed in the table, Mr. Kalman holds 18,769 unvested restricted stock units of the Company.
33

(6)	Mr. Lewis holds (a) 6,406 vested Restricted Share Units (which units are not included in the table because shares will not be issued under the awards until the earlier to occur of (i) June 18, 2017 and the date of a change in control as to 3,846 units, and (ii) February 2, 2018 and the date of a change in control as to 2,560 units) and (b) 20,055 unvested restricted stock units of the Company.
(7)	In addition to the amounts listed in the table, Mr. Bartolotta holds (a) 132,040 vested restricted stock units of CHC Cayman and (b) 481,928 Ordinary B shares of CHC Cayman.
(8)	In addition to the amounts listed in the table, Ms. Hooper holds (a) 33,010 vested restricted stock units of CHC Cayman and (b) 120,482 Ordinary B shares of CHC Cayman.
(9)	In addition to the amounts listed in the table, Mr. O’Neill holds (a) 66,020 vested restricted stock units of CHC Cayman and (b) 240,964 Ordinary B shares of CHC Cayman.
(10)	In addition to the amounts listed in the table, Mr. Schrader holds 34,530 unvested restricted stock units of the Company.
(11)	Does not include shares held by CD&R Holdings. Messrs. Volpe, Krenicki and Sleeper are directors of the Company. Messrs. Sleeper and Krenicki are partners of CD&R and Mr. Volpe is a principal of CD&R. They expressly disclaim beneficial ownership of the shares held by CD&R Holdings. The address for these directors is 375 Park Avenue, New York, New York 10152.
(12)	Messrs. Wales, Quake and Vargas are directors of the Company. Messrs. Wales, Quake and Vargas are each employees of First Reserve, but each disclaims beneficial ownership of the shares beneficially owned by First Reserve. The address for Messrs. Wales, Quake and Vargas is c/o First Reserve Management, L.P., One Lafayette Place, Greenwich, Connecticut 06830.

34

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended April 30, 2015, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except a report of beneficial ownership on Form 4 was filed late by Mr. Kalman and a report of beneficial ownership on Form 3 was filed late by Mr. Fessenden.

35

EXECUTIVE OFFICERS

The names, ages and other information concerning our executive officers as of July 23, 2015, are set forth below (unless provided elsewhere in this Proxy Statement).

Name	Age	Position
Karl S. Fessenden	52	President, Chief Executive Officer and Director

Hooman Yazhari	43	Senior Vice President, Legal and Administration

Lee Eckert	48	Senior Vice President and Chief Financial Officer

Karl S. Fessenden. Biographical information regarding Mr. Fessenden is set forth under “Proposal 1 Election of Directors.”

Hooman Yazhari was appointed as Senior Vice President, Legal and Administration in March 2015. He has more than a decade of experience as an executive in aviation, most recently as senior vice president and general counsel of International Lease Finance Corporation. He also served in leadership roles for Gategroup, an aviation product and service provider. Mr. Yazhari began his career as a solicitor in the London and Tokyo offices of Linklaters; practiced at Chadbourne & Parke; and was a founding director, general counsel and managing director of EM Health Limited. He has a degree in law from the Oxford University and a masters of law from the London School of Economics. Mr. Yazhari is a co-founder of Beyond Capital Fund, a venture philanthropy investment fund focused on social enterprises throughout India and East Africa.

Lee Eckert was appointed as Senior Vice President and Chief Financial Officer on July 15, 2015. He previously served as Senior Vice President of Finance and CFO Designate since May 2015. Before joining the Company, Mr. Eckert served as chief financial officer of the U.S. division of National Grid Plc. from June 2011 to September 2014, and, from June 2006 to June 2011, Mr. Eckert served in various executive capacities as MeadWestvaco Corporation, including as Vice President, Operations, Healthcare from November 2010 to June 2011, and chief financial officer, packing resource group from June 2006 to October 2010. Mr. Eckert received his Bachelor of Science, Finance, from Indiana University, Bloomington Indiana. Mr. Eckert is Six Sigma “green belt” certified and a graduate of GE’s financial management program.

36

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis discusses the compensation of our “named executive officers” during our fiscal 2015, which ended April 30, 2015, as set forth in the summary compensation table, subsequent tables and related disclosure in this Proxy Statement, who consist of our current and former principal executive officer, our principal financial officer as of April 30, 2015 and our three other most highly compensated executive officers who were serving on April 30, 2015, as follows:

•	Karl S. Fessenden, President and Chief Executive Officer (starting February 9, 2015);
•	William J. Amelio, President and Chief Executive Officer (until February 4, 2015);
•	Peter Bartolotta, President and Chief Operating Officer, Helicopter Services;
•	Joan S. Hooper, Senior Vice President and Chief Financial Officer;
•	Hooman Yazhari, Senior Vice President, Legal and Administration (starting March 16, 2015);
•	Michael J. O’Neill, Senior Vice President, Chief Legal Officer (until March 16, 2015); and
•	Juan Gallo, Senior Vice President, Human Resources.

This compensation discussion and analysis describes our overall executive compensation philosophy, objectives and practices, as well as the Compensation Committee’s decisions and determinations regarding executive compensation for our fiscal 2015 for our named executive officers

Executive Summary

Fiscal 2015 was a year of transformative change for the Company’s leadership and management incentives. Highlights of these changes include:

•	senior management changes:
•	Karl S. Fessenden replaced William J. Amelio as the Company’s President and Chief Executive Officer;
•	Hooman Yazhari replaced Michael J. O’Neill as the Company’s Senior Vice President and Chief Legal Officer, although Mr. O’Neill continued to serve the Company in a non-executive capacity until April 30, 2015;
•	Peter Bartolotta entered into a separation agreement with the Company on April 30, 2015 that provided for his separation effective May 16, 2015, and the Company eliminated the position of Chief Operating Officer;
•	Joan S. Hooper entered into a retirement agreement with the Company on April 30, 2015 that provided for her retirement on July 15, 2015, and the Company hired Lee Eckert to replace Ms. Hooper as Chief Financial Officer effective July 15, 2015;
•	Juan Gallo entered into a separation agreement on April 30, 2015 that provided for his separation effective May 31, 2015, and the Company hired his replacement;
•	the Compensation Committee approved a pay benchmarking peer group of companies for purposes of aligning the Company’s executive pay practices and pay levels with relevant talent market and industry standards; and
•	to solidify management’s alignment with the interests of our shareholders, improve our retention of management and provide an incentive for the executives’ commitment to the Company’s long term

37

strategic goals, the Compensation Committee implemented a new long-term incentive program consisting of stock options with a five year vesting horizon and related liquidity restrictions.

With these changes and other new executive hires made in fiscal 2016, we believe we have set in place a strong and incentivized management team that will help us deliver value to our shareholders going forward and positioned the Company to grow to the next stage.

Results of 2014 Say-on-Pay and Frequency of Say-on-Pay Votes

At our 2014 annual meeting of shareholders, we conducted a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, as well as a non-binding advisory vote on the frequency of the say-on-pay vote. Our shareholders approved the compensation of the named executive officers. Also, our shareholders approved a frequency of every three years for the say-on-pay vote. The next say-on-pay vote will be conducted at our 2017 annual meeting of shareholders.

Compensation Philosophy and Objectives

The goals of our executive compensation programs are to align our executive officers’ compensation with the interests of our shareholders and to reward our executive officers when we achieve success. To achieve these objectives, our executive compensation programs include short- and long-term components, cash and equity, and fixed and contingent payments, in proportions that we believe are appropriate to incentivize and reward our executive officers for achieving our business objectives. At the same time, we must provide competitive compensation packages to attract and retain our executive officers, which we believe will also enhance shareholder value over the longer term.

Oversight and Authority over Executive Compensation

Role of the Compensation Committee and its Compensation Consultant

During fiscal 2015, our Compensation Committee oversaw our executive compensation programs and our overall compensation philosophy, including program design principles and executive benchmarking.

In fiscal 2015, the Compensation Committee continued to utilize F. W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant, including for advice regarding the terms of the employment arrangements with the Company’s new executives, the peer group composition and the implementation of the new stock option grants. FW Cook provides no services to us other than consulting services provided at the direction of the Compensation Committee. FW Cook had initially been engaged by the Compensation Committee in anticipation of the Company’s IPO, at which time FW Cook had conducted a full review of our executive compensation programs. FW Cook took direction from the Compensation Committee and interacted with management to obtain financial data and information about the organization, utilization of the equity program and the pool available for awards, and employee performance. The Board and the Compensation Committee have the sole authority to direct, terminate or continue FW Cook’s services, although the Company pays the cost for FW Cook’s services. In June 2015, the Compensation Committee reviewed FW Cook’s independence and determined that FW Cook did not have any conflicts of interest.

From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Neither the Chief Executive Officer nor any other of our executive officers may participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation.

Use of Comparative Compensation Data

In fiscal 2014 and 2015, the Compensation Committee aimed to provide our executives with total target cash and direct compensation amounts that are at or near the median levels provided by our peer public companies, with deviations as and where it determines it to be appropriate based on particular circumstances. In this regard, our Compensation Committee finds peer data useful in evaluating whether proposed levels of compensation will be competitive with those provided by other companies similar to ours, and with which we may compete for executive talent. Additionally, peer data provides the Committee with useful information when it is making decisions regarding the size, mix and components of executive compensation.

In anticipation of our IPO, FW Cook assisted with a review and analysis of the peer group of companies developed for executive compensation comparison purposes. Companies were selected for the peer group from publicly-traded companies in similar industries, and with comparabilities in terms of revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), number of employees, enterprise value and market capitalization.

38

Our Board approved the use of this peer group at its meeting in September 2013. The Compensation Committee reviewed and approved an updated peer group in December 2014, in consultation with FW Cook. The updated peer group is the same as the one approved in 2013 with the addition of Era Group, which is a direct business comparable that held its IPO after the original formation of the peer group in 2013.

The companies identified for purposes of benchmarking the compensation of our named executive officers for fiscal 2015 are noted in the table below. We believe that these companies provide a meaningful cross-section of companies from similar industries, with similar financials and employee populations, and are an appropriate group for our executive compensation comparison purposes. The Company’s annual revenue is near the median annual revenue of the peer group.

Peer Group
• Air Methods Corporation	• Oceaneering International, Inc.
• Atwood Oceanics, Inc.	• Oil States International, Inc.
• Bristow Group, Inc.	• PHI, Inc.
• Diamond Offshore Drilling, Inc.	• Rowan Companies, Inc.
• Ensco International Incorporated	• Seacor Holdings, Inc.
• Era Group Inc.	• Superior Energy Services, Inc.
• Helix Energy Solutions Group, Inc.	• Tidewater, Inc.
• Noble Energy, Inc.

In addition to reviewing comparative data derived from analysis of this peer group, in anticipation of our IPO, the Board also reviewed and considered results from the Aon Hewitt 2012 general industry executive compensation survey, which focuses on companies with revenues ranging from $1 billion to $4 billion. The Board’s purpose in reviewing this additional data at that time was to ensure that it had a broad view of the then general market conditions relating to executive compensation, as many of our executives at that time had been recruited from other industries.

Analysis of Our Process for Setting and Awarding Executive Compensation

Our current executive compensation programs for our named executive officers have been designed based on our view that the various components of executive compensation should be set at levels that are necessary, within reasonable parameters, to successfully attract and retain skilled executives and that are fair and equitable in light of market practices. In setting an individual named executive officer’s initial compensation package and the relative allocation among different elements of compensation, we consider the nature of the position being filled, the scope of associated responsibilities, the individual’s prior experience and skills and the individual’s compensation expectations, as well as the compensation of existing executive officers at our Company and our general impressions of prevailing conditions in the market for executive talent. The compensation of Messrs. Fessenden and Yazhari and other newly hired executives were set at their respective hire dates as part of their hiring.

Analysis of Elements of Compensation

The compensation of our named executive officers includes base salary, annual incentive awards, long-term equity incentive awards and certain other benefits.

Base Salaries

Base salaries are intended to provide a fixed level of compensation sufficient to attract and retain an effective management team when considered in combination with other components of our executive compensation program. We believe that base salary is a necessary element of compensation, required to provide our named executive officers with a stable income stream where other components of compensation are variable.

Annual base salaries are typically established at the time we hire an executive officer based on market conditions, as well as based on the level of their responsibilities relative to the other members of the senior leadership team. Any subsequent modifications to annual base salaries are influenced by the performance of the executive, by changes in his or her role, and by significant changes in market conditions.

39

In connection with its overall review of our executive compensation programs in anticipation of our IPO, FW Cook reviewed the base salaries of our named executive officers at the time and found them, in general, to be competitively positioned against our peer group, which it then considered to be within +/- 15% of the median, using both proxy and survey data. Mr. Fessenden’s and Mr. Yazhari’s base salary was set in their respective employment agreements as part of their hiring process and FW Cook had advised that their salaries were reasonable in relation to relevant market rates and their compensation arrangements at their former employers and commensurate with their experiences and skill sets. The annual base salaries for our named executive officers during fiscal 2015 were as follows, subject to proration for named executive officers who were not employed with us for all of fiscal 2015:

Named Executive Officer	Base Salary (US $)
Karl S. Fessenden	$775,000
William J. Amelio	$875,000
Peter Bartolotta	$550,000
Joan S. Hooper	$485,800
Hooman Yazhari	$525,000
Michael J. O’Neill	$460,800
Juan Gallo	$375,000

Annual Incentive Pay

Our named executive officers are generally eligible to receive annual cash incentive awards under our Short Term Incentive Plan (the “STIP”). The purposes of the STIP are (1) to focus our executives on our key annual financial goals, (2) to encourage top performance at all levels (corporate, business unit and individual levels), and (3) to provide competitive rewards when performance is strong.

Under our STIP, each of our named executive officers is assigned a target STIP opportunity that is determined as a percentage of annual base salary. In its review of our executive compensation levels in anticipation of our IPO, FW Cook reported that the target annual STIP opportunity for our Chief Executive Officer (100% of base salary) was at median, and that the target STIP opportunities for our other named executive officers (85% of base salary) were generally above median by between 10% to 30%, but that, at that time, overall, total target cash compensation (base salary plus target incentive) was between median and the 75th percentile of both the Aon Hewitt survey data and our peer group in those positions.

Under our STIP for fiscal 2015, the amounts paid were determined based on our performance in relation to certain corporate financial targets, as well as on performance on safety metrics and on individual achievement. Actual cash awards under our STIP may range from zero to a maximum payout of two and one half times the target STIP award in the case of our Chief Executive Officer, and a maximum of two times the target STIP award in the case of all other named executive officers, depending on achievement against the specified performance metrics. Except for Messrs. Fessenden and Yazhari and Ms. Hooper, none of our named executive officers received an award under the STIP in respect of fiscal 2015 pursuant to their separation agreements with the Company. See under “—Potential Payments Upon Termination or Change In Control.”

For fiscal 2015, we continued use of most of the same performance metrics as had been used in fiscal 2014, which the Compensation Committee believes are the key elements that drive shareholder value. These performance metrics include two financial elements and two non-financial elements. The financial metrics are (1) earnings before interest, taxes, depreciation, amortization, and rent (leases) excluding special items (which we refer to as Adjusted EBITDAR), and (2) cash provided by operating activities less cash used in investing activities, which we refer to as free cash flow excluding Adjusted EBITDAR, which we refer to as “FCF ex EBITDAR.” Adjusted EBITDAR and FCF ex EBITDAR are non-GAAP financial measures. See “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Key Operating and Financial Metrics” and Note 27 of the annual audited consolidated financial statements for the fiscal year ended April 30, 2013, 2014 and 2015 included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended April 30, 2015 for qualitative and quantitative reconciliations of Adjusted EBITDAR to our financial statements. The non-financial metrics are related to safety and individual performance.

40

The STIP is a multiplicative plan whereby each metric has an assigned multiplier linked to achievement against that metric’s target. Payouts are then determined by the level of EBITDAR, FCF ex EBITDAR, and Safety modifiers at fiscal year-end, multiplied by the named executive officer’s individual performance modifier. The actual incentive paid for any fiscal year may be more or less than the target incentive amount, subject to the maximums noted above.

For fiscal 2015, the Company achieved 88% of the EBITDAR target and 13% better than the FCF ex EBITDAR target. There were no catastrophic accidents by the Company or significant safety items in fiscal 2015. As a result, 64% of the STIP target was realized.

In the beginning of fiscal 2015, the Compensation Committee set targets for both of the financial metrics. For fiscal 2015, our performance against these targets was as follows:

•	The EBITDAR target was approximately $525 million, and our actual performance on this metric was approximately $461 million.
•	The FCF ex EBITDAR target for fiscal 2015 was a use of cash of approximately $719 million and our actual performance was a use of cash of approximately $625 million.

For fiscal 2015, the Compensation Committee established the following payout curve for the Adjusted EBITDAR metric, subject to progressive interpolation between performance levels:

Performance Level	% of Target	Payout %
Threshold	85%	50%
Target	100%	100%
Maximum	>120%	200%

The payout calibration and performance for fiscal 2015 is shown below:

STIP Metric	2015 Target	% Target Achieved	Payout % Earned
Adjusted EBITDAR	$525 million	88%	57%
FCF ex EBITDAR	$(719) million	113%	113%
Safety	Zero accidents	100%	100%
Total			64%

The Compensation Committee has determined that each individual who received a STIP payment in fiscal 2015 achieved their personal performance goals, and received a personal modifier of 100%. Based on these results and using a 100% individual modifier, the Compensation Committee determined to pay Messrs. Fessenden and Yazhari and Ms. Hooper amounts under the STIP in respect of fiscal 2015, as reported in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation”. None of Messrs. Amelio, Bartolotta, O’Neill or Gallo were paid an incentive under the STIP in respect of 2015, because of their severance terms.

For fiscal 2016, the Compensation Committee has approved changes to the STIP, including that EBITDA will replace EBITDAR as the earnings metric and the FCF ex EBITDAR metric will be eliminated. A safety metric will remain part of the plan.

Long-Term Incentive Compensation

Following the Private Placement and in connection with the hiring of our new executive team, the Compensation Committee determined, after consultation with FW Cook, to implement a new long-term incentive program consisting of five-year front-loaded stock option grants with specifically-tailored terms that are intended to align the executives’ interests with those of our shareholders, while at the same time providing an incentive for the executives’ commitment to the Company’s long term strategic goals. At this time, the front-loaded grant is intended to be a one-time grant covering the entire five-year period. Messrs. Fessenden and Yazhari were granted 2,000,000 and

41

700,000 of these options, respectively. These stock options are conditioned on us obtaining shareholder approval of an amendment to our 2013 Omnibus Incentive Plan to increase the size of the available share reserve and the individual option limit. We are soliciting shareholder approval of the amendments to our 2013 Omnibus Incentive Plan at our Annual Meeting. See “—Proposal 2”. If shareholder approval is not obtained, the option awards will be forfeited. Each of these stock options will vest in five equal annual installments. However, these stock option grants include additional provisions limiting Mr. Fessenden and Mr. Yazhari from exercising, selling, transferring, or otherwise disposing of these stock options or shares that may be acquired by exercise of these stock options, until the earlier of the CD&R Affiliates’ sale of their investment in the Company and the end of a five year period, subject to certain exceptions for specified terminations of employment. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “—Potential Payments Upon Termination or Change in Control”.

In determining the size and value of these stock option awards, the Compensation Committee considered the overall dilutive effect of the stock options, Mr. Fessenden’s and Mr. Yazhari’s total compensation, the percentage of base salary the stock options represent, and the incentive it would provide for future performance, including whether the award would encourage him to remain with the Company through the five-year vesting period.

Prior to the Private Placement, in connection with his employment, Mr. Gallo was granted restricted share units (“RSUs”) with a grant date value of $200,000, pursuant to his employment agreement. All of those restricted share units became vested under his separation agreement, as described below. See “—Potential Payments Upon Termination or Change in Control”.

Benefits and Perquisites

We also provide various other benefits to our named executive officers that are intended to be part of a competitive compensation program. These benefits include the following:

•	We provide matching contributions under our 401(k) plan of up to 4% of eligible base salary, subject to Internal Revenue Service limitations. This plan is a tax-qualified retirement plan and is extended to all eligible U.S. employees.
•	Tax return preparation services are provided by Deloitte to certain of our named executive officers, if they chose to utilize this service. Tax returns are processed in the U.S. and Canada as required by legislation in each country.
•	Like many multi-national companies, we provide tax equalization payments to certain of our named executive officers, in order to neutralize the impact to them of working (and being subject to tax) in more than one country.
•	We reimburse our employees for certain expenses, such as relocation costs.

We believe that these benefits are reasonable and comparable to those offered by other companies that compete with us for executive talent.

Employment Agreements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers which include severance benefits and the specific terms described under “—Employment Agreements”. We believe that having employment agreements with our executives is beneficial to us because it provides retentive value, in most cases subjects the executives to key restrictive covenants, and generally gives us a competitive advantage in the recruiting process over a company that does not offer employment agreements. Also, as described below, we entered into separation or retirement agreements with certain of our named executive officers in connection with their termination or retirement.

Other Compensation-Related Matters

Equity Compensation Policies. Our Board or Compensation Committee approves equity awards for all employees at the vice-president level and above, including the named executive officers. Awards are approved either

42

at a meeting of the Compensation Committee or the Board, or by unanimous written consent. The effective date of the grant is generally the date of the meeting, or in the case of certain new hires, their respective start dates with the Company.

The exercise price of the stock options is not less than the closing price of our ordinary shares on the grant date of the stock option. We have no practice of timing grants of stock options or restricted share awards to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for purposes of affecting the value of the compensation awarded to our named executive officers or any other employee.

We encourage our named executive officers to hold a significant equity interest in our Company, but we have not set specific stock ownership guidelines to date.

Prohibition on Hedging and Pledging. We have adopted a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging or pledging transactions or other inherently speculative transactions with respect to our ordinary shares.

Tax Effects of Executive Compensation. Due to our status as a newly-public company, pursuant to Treasury regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we have been eligible for a transition period of approximately three years after the date of our IPO with respect to the limitation on deductibility for certain awards of executive compensation of over $1 million. However, this transition period will expire in respect of the 2013 Omnibus Incentive Plan if our shareholders approve the 2013 Omnibus Incentive Plan and the amendments to increase the size limit of individual stock option awards and the overall limit of options that can be granted under the 2013 Omnibus Incentive Plan. Following that transition period, or to the extent it does not apply to certain awards, our Compensation Committee will consider the impact of the deduction limitation imposed by Section 162(m) of the Code in establishing and implementing compensation policies and practices. However, there can be no assurance that awards intended to constitute “performance-based compensation” will in fact meet that exception from Section 162(m) of the Code and be deductible. Also, the Compensation Committee may issue awards under the 2013 Omnibus Incentive Plan that are not intended to meet the exception from Section 162(m) of the Code when it believes that other considerations outweigh the tax deductibility of the compensation. As noted above, the 2013 Omnibus Incentive Plan, together with amendments thereto, has been presented to the Company's stockholders for approval at the Annual Meeting and is designed to meet the requirements of the performance-based compensation exemption for purposes of Section 162(m) of the Code to the extent applicable.

Accounting Considerations. The accounting impact of our compensation programs is one of several factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs. In general, the Company accounts for equity compensation paid to our employees under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or (“ASC 718”), which requires us to estimate and record an expense over the service period of the equity award, and our cash compensation is recorded as an expense at the time the obligation is accrued.

Compensation Recovery Policy. We adopted a clawback policy in connection with our IPO that permits the Board to recover certain incentive payments from senior executives whose fraud or misconduct results in a significant restatement of financial results. We intend to review our clawback policy once the SEC final regulations on the subject become effective.

43

Summary Compensation Table – Fiscal Year 2015

The following table provides information concerning the compensation of our named executive officers for the fiscal year ended on April 30, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Karl S. Fessenden,	2015	134,135	235,993		2,040,000	24,078	—	2,434,206
President and Chief
Executive Officer

William J. Amelio,	2015	774,038	—	—	—	—	4,460,381	5,234,419
Former President	2014	783,691	—	3,686,258	3,658,463	—	30,806	8,159,218
and Chief Executive	2013	764,298	—	—	—	1,654,857	47,171	2,466,326
Officer

Joan S. Hooper,	2015	485,800	—	—	—	264,275	20,343	770,418
Senior Vice	2014	485,801	—	721,267	444,208	—	49,336	1,700,612
President and Chief	2013	478,739	—	—	—	563,045	50,254	1,092,038
Financial Officer

Peter Bartolotta,	2015	550,000	—	—	—	—	13,701	563,701
President and Chief	2014	517,981	—	1,005,316	1,020,914	—	12,025	2,556,236
Operating Officer,	2013	401,923	500,000	—	—	413,714	—	1,315,637
Helicopter Services

Hooman Yazhari,	2015	68,654	100,000	—	539,000	35,993	—	743,647
Senior Vice
President, Legal and
Administration

Michael J. O’Neill,	2015	460,800	—	—	—	—	1,720,063	2,180,863
Former Senior Vice	2014	460,801	—	708,844	725,047	—	12,025	1,906,717
President, Chief	2013	453,739	—	—	—	533,630	18,964	1,006,333
Legal Officer

Juan Gallo, Senior	2015	280,846	—	200,000	—	—	12,669	493,515
Vice President,
Human Resources

(1)	Amounts represent signing bonuses paid pursuant to the terms of the named executive officer’s employment agreements. Also, for Mr. Fessenden includes a guaranteed bonus for 2015 that is equal to a prorated amount of at least 50% of his target STIP, pursuant to the terms of his employment agreement.
(2)	In accordance with applicable SEC rules, these amounts represent the value of restricted share unit awards granted during fiscal 2014 and 2015. For additional information on the valuation assumptions, refer to Note 18, “Stock Based Compensation,” to our consolidated financial statements for the fiscal year ended April 30, 2015, in the Annual Report on Form 10-K.
(3)	In accordance with applicable SEC rules, these amounts represent the value of stock options granted during fiscal 2014 and 2015. For additional information on the valuation assumptions, refer to Note 18, “Stock Based Compensation,” to our consolidated financial statements for the fiscal year ended April 30, 2015, in the Annual Report on Form 10-K.
(4)	Pursuant to their employment agreements, Messrs. Fessenden and Yazhari were entitled to only a prorated STIP payment for fiscal 2015, except that a portion of Mr. Fessenden’s STIP payment for fiscal 2015 was guaranteed. Pursuant to the separation agreements with Messrs. Amelio, O’Neill, Bartolotta and Gallo they were not paid any STIP award in respect of fiscal 2015. See under “—Potential Payments Upon Termination or Change In Control.”
(5)	Amounts represent the following:
44

Named Executive Officer	Company Contributions to a defined contribution plan ($) (a)	Tax Equalization payments ($) (b)	Tax preparation fees ($) (c)	Severance (4) (d)	Other ($)	Total ($)
William J. Amelio	10,400	9,814	23,740	4,416,427	—	4,460,381
Joan S. Hooper	10,400	—	9,943	—	—	20,343
Peter Bartolotta	10,400	—	3,301	—	—	13,701
Michael J. O’Neill	10,400	—	4,703	1,704,960	—	1,720,063
Juan Gallo	10,400	—	2,269	—	—	12,669

a.	Amounts represent the Company’s matching contributions to our U.S. 401(k) plan on behalf of Messrs. Amelio, Bartolotta, O’Neill and Gallo and Ms. Hooper.
b.	Amounts represent tax equalization payments made by the Company to neutralize the impact to our employees of working and being subject to tax in more than one jurisdiction.
c.	Amounts include fees paid for preparation of tax returns in both the U.S. and Canada for those executives subject to tax in both jurisdictions.
d.	Severance payments (including COBRA payments for Mr. Amelio) to be paid in connection with termination of employment in fiscal 2015, including payments to be made after fiscal 2015 under their individual separation agreements. See under “—Potential Payments Upon Termination or Change In Control.”

Grants of Plan-Based Awards – Fiscal Year 2015

The following table provides information on stock and option awards, and other plan-based awards, granted to our named executive officers during the fiscal year ended April 30, 2015.

45

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Karl S. Fessenden, President and Chief Executive Officer
STIP		17,198	171,986	429,965
Stock Options	3/12/2015	—	—	—	—	2,000,000	1.76	2,040,000

William J. Amelio, Former President and Chief Executive Officer
STIP		87,500	875,000	2,187,500

Joan S. Hooper, Senior Vice President and Chief Financial Officer
STIP		41,293	412,930	825,860

Peter Bartolotta, President and Chief Operating Officer, Helicopter Services
STIP		46,750	467,500	935,000

Hooman Yazhari, Senior Vice President, Legal and Administration
STIP		5,836	58,356	116,712
Stock Options	4/2/2015	—	—	—	—	700,000	1.33	539,000

Michael J. O’Neill, Former Senior Vice President, Chief Legal Officers
STIP		39,168	391,680	783,360

Juan Gallo, Senior Vice President, Human Resources
STIP		23,872	238,719	477,438
Time-based RSUs	12/11/2014	—	—	—	56,645	—	—	200,000

(1)	Amounts represent the range of possible cash payouts for fiscal 2015 under the STIP. The target STIP payment as a percentage of cumulative base pay for our current and former Chief Executive Officer is and was 100%, and for the other named executive officers is and was 85% of base pay. Pursuant to their employment agreements, Messrs. Fessenden and Yazhari were entitled to only a prorated STIP payment for fiscal 2015, except that a portion of Mr. Fessenden’s STIP payment for fiscal 2015 was guaranteed (and appears under the “bonus” column in the Summary Compensation Table above). See under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.” Pursuant to the separation agreements with
46

Messrs. Amelio, O’Neill, Bartolotta and Gallo they were not paid any STIP award in respect of fiscal 2015. See under “—Potential Payments Upon Termination or Change In Control.”
(2)	In accordance with applicable SEC rules, this column shows the aggregate grant date fair value of the stock options and restricted share units granted to the named executive officers during fiscal 2015. For additional information on the valuation assumptions, refer to Note 18, ‘‘Stock Based Compensation,’’ to our consolidated financial statements for the fiscal year ended April 30, 2015, in the Annual Report on Form 10-K.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into employment agreements with each of our named executive officers, and a separation agreement with Messrs. Amelio, Bartolotta, O’Neill and Gallo in connection with their separation from the Company and a retirement agreement with Ms. Hooper in connection with her resignation from the Company. Key terms of these employment agreements are summarized below. In addition, each of the employment agreements or, if applicable, separation or retirement agreement provides for certain payments and benefits upon specified terminations of employment, as described under “—Potential Payments Upon Termination or Change in Control”.

Karl S. Fessenden

In connection with Mr. Fessenden’s appointment as President and Chief Executive Officer, the Company and Mr. Fessenden entered into an employment agreement. Pursuant to the agreement, Mr. Fessenden is entitled to annual base salary of $775,000, subject to annual review by the compensation committee of the Board. His targeted annual STIP award will be 100% of his annual base salary, with the actual amount subject to the satisfaction of performance goals and a maximum amount equal to 250% of annual base salary. For fiscal year 2015, Mr. Fessenden’s STIP award was prorated for the period of his employment in fiscal year 2015, except that the STIP award could not have been less than a correspondingly prorated portion of 50% of his annual base salary. For fiscal year 2016, Mr. Fessenden’s STIP award amount will not be less than 50% of his annual base salary. He also received a $150,000 signing bonus. Pursuant to his employment agreement, Mr. Fessenden was granted options to purchase 2,000,000 of the Company’s ordinary shares, at an exercise price of $1.76, which was the closing price of an ordinary share of the Company on the New York Stock Exchange on the grant date. These options will vest in five equal installments on each of the first five anniversaries of February 9, 2015, subject to Mr. Fessenden’s continued employment with the Company. The exercise of these options, even once vested, is restricted until the earlier of five years from the grant date and third party sales by CD&R Holdings, unless otherwise approved by the Board or in the case of certain terminations of employment. Mr. Fessenden is eligible for employee benefits and fringe benefits on the same basis as other senior executives of the Company, including reimbursement of certain expenses incurred in connection with his relocation.

Hooman Yazhari

In connection with Mr. Yazhari’s appointment as Senior Vice President, Legal and Administration, the Company and Mr. Yazhari entered into an employment agreement. Pursuant to the agreement, Mr. Yazhari’s annual base salary will be $525,000, subject to annual review by the compensation committee of the Board. His targeted annual STIP award will be 85% of his annual base salary, with the actual amount subject to the satisfaction of performance goals and a maximum of 200% of his annual base salary, except that his STIP award for 2015 is prorated for the time of his employment with the Company. Pursuant to his employment agreement, Mr. Yazhari was granted options to purchase 700,000 of the Company’s ordinary shares, with an exercise price of $1.33, which was the closing price of an ordinary share of the Company on the New York Stock Exchange on the grant date. These options will vest in five equal installments on each of the first five anniversaries of April 2, 2015, subject to Mr. Yazhari’s continued employment with the Company. The exercise of these options, even once vested, is restricted until the earlier of five years from the grant date and third party sales by CD&R Holdings, unless otherwise approved by the Board or in the case of certain terminations of employment. Mr. Yazhari is eligible for employee benefits and fringe benefits on the same basis as other senior executives of the Company. In addition, Mr. Yazhari was paid a signing bonus of $100,000 and he will be reimbursed for certain expenses incurred in connection with his relocation.

47

Other Named Executive Officers

During fiscal 2015, we were party to employment agreements with each of Messrs. Amelio, Bartolotta, O’Neill and Gallo and Ms. Hooper. In general, the agreements provide each named executive officer with base salary and STIP levels, as well as for continuation of existing levels of benefits and perquisites, in the manner described above. In addition, Mr. Gallo’s employment agreement provided for an equity award with a grant date fair value of $200,000. During fiscal 2015, each of these named executive officers entered into a separation agreement or retirement agreement with the Company, as described below under “—Potential Payments Upon Termination or Change in Control.”

Restrictive Covenants

The employment agreement and equity award agreements with each of our named executive officers contains certain restrictive covenants for our benefit, including his or her agreement not to compete with us, interfere with our business relationships or solicit or hire our employees during the named executive officer’s employment and for a specified period following a termination of employment.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by our named executive officers as of April 30, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Karl S. Fessenden, President and Chief Executive Officer
Stock Option	2,000,000 (2)	–	1.76	3/12/2025	–	–	–	–

William Amelio, Former President and Chief Executive Officer
Stock Options	–	885,826 (3)	10	2/4/2016	–	–	–	–

Joan Hooper, Senior Vice President and Chief Financial Officer
Time-based Restricted Shares	–	–	–	–	16,163 (4)	19,234	–	–
Performance-based Restricted Shares	–	–	–	–	–	–	50,541 (5)	60,144
Stock Options	71,704 (6)	35,851	10	1/16/2024	–	–	–	–
Time-based RSUs	–	–	–	–	25,863 (7)	30,777	–	–
Perf-based RSUs	–	–	–	–			33,333 (8)	39,666

Peter Bartolotta, President and Chief Operating Officer, Helicopter Services
Time-based Restricted Shares	–	–	–	–	15,928 (4)	18,954	–	–
Performance-based Restricted Shares	–	–	–	–	–	–	90,802 (5)	108,054
Stock Options	164,796 (6)	82,397	10	1/16/2024	–	–	–	–
Time-based RSUs	–	–	–	–	44,800 (7)	53,312	–	–
Perf-based RSUs	–	–	–	–	–	–	33,333 (8)	39,666

Hooman Yazhari, Senior Vice President, Legal and Administration
Stock Options	700,000 (2)	–	1.33	4/2/2025	–	–	–	–

48

Michael O’Neill, Former Senior Vice President, Chief Legal Officer
Stock Options	–	175,554 (3)	10	4/30/2016	–	–	–	–

Juan Gallo, Senior Vice President, Human Resources
Time-based RSUs	–	–	–	–	54,645 (9)	65,028	–	–

(1)	For purposes of this table, values were determined using the closing sale price per share of our ordinary shares on April 30, 2015, the last business day of our last fiscal year, which was $1.19.
(2)	These 2015 stock options granted to Messrs. Fessenden and Yazhari vest in five equal annual installments. Mr. Fessenden’s options were on March 12, 2015, but, the vesting commencement date is February 9, 2015 (the start date of his employment) and the first vesting date will occur on February 9, 2016. The exercise of these options, even once vested, is restricted until the earlier of five years from the grant date and third party sales by CD&R Holdings, unless otherwise approved by the Board or in the case of certain terminations of employment. Mr. Yazhari’s options were granted on April 2, 2015, and their vesting period commences on that same date.
(3)	The separation agreement of each of Messrs. Amelio and O’Neill provides for the accelerated vesting of his unvested options, and termination of those options one year after the date of his termination of employment.
(4)	These time-based restricted shares vest as follows: 1/3 vest on the date that is 6 months following the date of grant; an additional 1/3 vest on the date that is 18 months following the date of grant; and the remaining 1/3 vest on the date that is 30 months following the date of grant.
(5)	These performance-based restricted shares vest in three tranches, each of which will vest based on the achievement of a price hurdle (based on a 20 day trading average) of our ordinary shares that ties to a current return hurdle of approximately $40.00, $53.62 and $67.02, respectively. In addition, if the share price (based on a 20 day trading average) of our ordinary shares reaches $60.00, one-half of the performance-based restricted shares that would have vested upon our ordinary shares achieving a $67.02 per share value will vest.
(6)	These stock options vest in three equal annual installments, the first one occurred on January 16, 2015.
(7)	These restricted share units vest in three equal annual installments, the first one occurred on January 16, 2015.
(8)	The vesting of these performance-based restricted share units will be determined following the third anniversary following their grant date based on a percentage of the performance target achieved as of the conclusion of the performance period.
(9)	The restricted share units vest in three equal annual installments beginning on December 11, 2015, subject to continued service.

Option Exercises and Stock Vested—Fiscal Year 2015

The following table presents information regarding the vesting of certain equity awards by Messrs. Amelio, Bartolotta and O’Neill and Ms. Hooper on the scheduled vesting dates and also for Messrs. Amelio and O’Neill in connection with their termination of employment.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (a)
Joan Hooper	21,012	90,252
Peter Bartolotta	30,362	110,469
William J. Amelio	465,600	1,088,644
Michael J. O'Neill	95,128	181,484
49

(a)	Represents the vesting date closing market price of our ordinary shares.

Pension Benefits—Fiscal Year 2015

None of our named executive officers accrued any pension benefits in the 2015 fiscal year.

Non-Qualified Deferred Compensation—Fiscal Year 2015

The following table provides information regarding earnings and balances for certain of our named executive officers relating to vested restricted share units they previously received in CHC Cayman before our IPO that provide for the deferred issuance of Ordinary B shares of CHC Cayman underlying these awards (and which are obligations solely of CHC Cayman, and not the Company):

Name	Aggregate Earnings (Losses) in Last FYE ($)(1)	Aggregate Balance at Last FYE ($)(2)
Joan S. Hooper
Vested but Undelivered RSUs	(4,588)	982
Peter Bartolotta
Vested but Undelivered RSUs	(18,354)	3,928
Michael J. O’Neill
Vested but Undelivered RSUs	(9,177)	1,964

(1)	Ms. Hooper and Messrs. Bartolotta and O’Neill hold vested restricted share units in CHC Cayman which will be settled in Ordinary B shares of CHC Cayman on the earlier of (i) the fifth anniversary of the date of grant; and (ii) the date of a 409A Change of Control (as such term is defined in the CHC Cayman 2011 Management Equity Plan). The number of vested RSUs held by these named executive officers is as follows: Ms. Hooper (33,010), Mr. Bartolotta (132,040) and Mr. O’Neill (66,020). The amounts reported in column (1) reflect the estimated decrease in value of these vested RSUs between April 30, 2014 and April 30, 2015. Because there is no public market for these equity securities, the market value of these CHC Cayman restricted share units is not readily determinable. However, solely for purposes of the disclosure required in this table, we have estimated the fair market value of an Ordinary B share on April 30, 2015, by taking into account our share price at April 30, 2015 ($1.19), divided by the 40:1 split ratio. In connection with the termination of their employment from the Company, each of Messrs. Bartolotta and O’Neill and Ms. Hooper executed a release and waiver of claims against the Company that, among other things, releases the Company from any claim or potential claim relating to these restricted share units or other equity interests in CHC Cayman.
(2)	Amounts reported using the estimated fair market value of one Ordinary B share of CHC Cayman, as described above.

Potential Payments Upon Termination or Change In Control

As noted above (see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”), the employment agreements for each of our named executive officers and separation agreements with Messrs. Amelio, Bartolotta, O’Neill and Gallo and the retirement agreement with Ms. Hooper provide for severance payments and benefits on specified termination events. Any such severance is subject to the named executive officer’s execution and nonrevocation of a release of claims against us. Each of the named executive officer’s employment agreements includes definitions of “cause” and “good reason”.

50

“Cause” is defined in the employment agreements of our named executive officers generally to include, among other things, the named executive officer’s (i) commission of a felony, (ii) gross negligence, willful misconduct or repeated failure to follow reasonable directives; (iii) material breach of any of the named executive officer’s obligations under any applicable agreement; (iv) willful and continued failure to substantially perform the duties and responsibilities of his or her position, (v) commission of any activity constituting a material violation or breach under any federal, provincial or local law or regulation (excluding for greater certainty minor traffic violations) and (vi) fraud, breach of fiduciary duty, dishonesty, misappropriation or other intentional material damage to the property or business of the Company or any of its affiliates or subsidiaries. Notice and cure provisions apply.

“Good reason” is defined in the employment agreements generally as (i) a decrease in the named executive officer’s base salary and target incentive opportunity of more than 10% (i.e., a material reduction in his or her base compensation), other than in connection with a comparable decrease in compensation for all executives of the Company, (ii) the named executive officer’s duties or responsibilities are materially diminished, (iii) a relocation of his or her primary work location by more than fifty (50) miles or (iv) the failure of a successor to assume the employment agreement. Notice and cure provisions apply.

Employment Agreements of Karl S. Fessenden and Hooman Yazhari

In the event that Mr. Fessenden’s or Mr. Yazhari’s employment is terminated by the Company without cause or by Mr. Fessenden or Mr. Yazhari, as the case may be, for good reason, subject to his execution, delivery and non-revocation of a release of claims against the Company, he would be entitled to severance payments equal to 12 months of his base salary and his target incentive amount, and continued health coverage for an 18 month period. Assuming such a termination occurred on April 30, 2015, this severance amount for Mr. Fessenden would equal $1,550,000 plus $41,427 for continued health coverage and for Mr. Yazhari $971,250 plus $41,427 for continued health coverage.

In addition, the terms of the stock option grants to Mr. Fessenden and Mr. Yazhari provide that, in the event that we undergo a qualifying change in control (as defined in the applicable stock option agreement), one fifth of the stock option grants to the extent unvested will be accelerated if Mr. Fessenden or Mr. Yazhari, as the case may be, is terminated by us without cause within the one year immediately following the qualifying change in control. Assuming such a termination occurred on April 30, 2015, 400,000 and 140,000 of Mr. Fessenden’s and Mr. Yazhari’s stock options, respectively, would have vested as a result of such termination. Due to the share price at April 30, 2015 being below the grant price, these stock options would have no spread value.

William J. Amelio Separation Agreement

In connection with his resignation, Mr. Amelio and the Company entered into a Separation Agreement and General Release. Pursuant to his separation agreement, Mr. Amelio will receive a separation payment of $4,375,000, equal to the sum of his annual base salary and annual STIP opportunity at target level, multiplied by two and a half times, paid in installments over the twelve months following the Separation Date, subject to a clawback obligation on the terms specified therein in the event that the Board determines that during his term of employment, Mr. Amelio engaged in fraud, breach of fiduciary duty, dishonesty, misappropriation, gross negligence or other willful misconduct that contributed to material damage to the Company’s property or business. Pursuant to his separation agreement, Mr. Amelio was not paid a STIP payment for fiscal 2015. In addition, Mr. Amelio’s unvested stock options vested, and his vested options will remain exercisable until the first anniversary of his separation date. All of these options were out of the money on the separation date. In addition, his time-based restricted share units, time-based restricted shares and his performance-based restricted share units (at target levels) vested. All of his performance-based restricted shares were forfeited. The Company will provide Mr. Amelio with continued participation in its medical, dental and vision plans for 18 months after the Separation Date, subject to specified conditions, in an estimated amount of $41,427. Also, the Company has agreed to reimburse Mr. Amelio for up to $15,000 of attorneys’ fees incurred in connection with the negotiation of his separation agreement. As a condition to his receiving the separation payments and benefits described above, Mr. Amelio has executed a release and waiver of claims in favor of the Company. Mr. Amelio is subject to one-year post-employment covenants not to compete and not to solicit employees or customers of the Company. Both parties have agreed to a mutual non-disparagement covenant. Mr. Amelio’s indemnification agreement with the Company continues in effect in accordance with its terms.

51

Michael J. O’Neill Separation Agreement

On April 23, 2015, Mr. O’Neill and the Company entered into a mutually agreed Separation Agreement and General Release. Mr. O’Neill agreed to continue as a non-officer employee through April 30, 2015, which was his official separation date, to assist with the transition of his role to his successor. Pursuant to his separation agreement, Mr. O’Neill will receive a separation payment of $1,704,960 equal to the sum of his annual base salary and annual STIP opportunity at target level, multiplied by two, paid in installments over the twelve months following the Separation Date, subject to a clawback obligation on the terms specified therein in the event that the Board determines that during his term of employment, Mr. O’Neill engaged in fraud, breach of fiduciary duty, dishonesty, misappropriation, gross negligence or other willful misconduct that contributed to material damage to the Company’s property or business or if Mr. O’Neill materially violates the restrictive covenants contained in his separation agreement. Pursuant to his separation agreement, Mr. O’Neill was not paid a STIP payment for fiscal 2015. In addition, Mr. O’Neill’s unvested stock options vested, and his vested options will remain exercisable until the first anniversary of his separation date. All of these options were out of the money on the separation date. In addition, his time-based restricted share units, time-based restricted shares and his performance-based restricted share units (at target levels) vested. All of his performance-based restricted shares were forfeited. The Company will provide Mr. O’Neill with continued participation in its medical, dental and vision plans for 18 months after his separation date, subject to specified conditions, in an estimated amount of $41,427. As a condition to his receiving the separation payments and benefits described above, Mr. O’Neill has executed a release and waiver of claims in favor of the Company. Mr. O’Neill is subject to one-year post-employment covenants not to compete and not to solicit employees or customers of the Company. Both parties have agreed to a mutual non-disparagement covenant. Mr. O’Neill’s indemnification agreement with the Company continues in effect in accordance with its terms.

Joan S. Hooper Retirement Agreement

On April 30, 2015, Ms. Hooper and the Company entered into a retirement agreement and general release. Ms. Hooper retired from the Company on July 15, 2015. Pursuant to her retirement agreement, Ms. Hooper will receive a separation payment of $1,797,460, equal to the sum of her annual base salary and annual STIP opportunity at target level, multiplied by two, paid in installments over the twelve months following her separation date, subject to a clawback obligation on the terms specified therein in the event that the Board determines that during her term of employment, Ms. Hooper engaged in fraud, breach of fiduciary duty, dishonesty, misappropriation, gross negligence or other willful misconduct that contributed to material damage to the Company’s property or business. She was paid a STIP payment of $264,275 in respect of fiscal 2015 on terms and conditions specified in her retirement agreement, including that she not voluntarily terminate her employment before July 15, 2015. In addition, as of her separation date, Ms. Hooper’s unvested stock options vested, and her vested options will remain exercisable until the first anniversary of her separation date. All of these options were out of the money on the separation date. Also, her time-based restricted share units, time-based restricted shares and her performance-based restricted share units (at target levels) vested on her separation date. Using the closing price of an ordinary share on the separation date, these restricted shares and restricted share units had a value of $39,940 in the aggregate. All of her performance-based restricted shares were forfeited. The Company will provide Ms. Hooper with continued participation in its medical, dental and vision plans for 18 months after her separation date, subject to specified conditions, in an estimated amount of $41,427. As a condition to her receiving the separation payments and benefits described above, Ms. Hooper has executed a release and waiver of claims in favor of the Company. Ms. Hooper is subject to one-year post-employment covenants not to compete and not to solicit employees or customers of the Company. Both parties have agreed to non-disparagement covenants. Ms. Hooper’s indemnification agreement with the Company continues in effect in accordance with its terms.

Peter Bartolotta Separation Agreement

On April 30, 2015, Mr. Bartolotta and the Company entered into a separation agreement and general release. Mr. Bartolotta left the Company on May 16, 2015. Pursuant to his separation agreement, Mr. Bartolotta will receive a separation payment of $2,035,000, equal to the sum of his annual base salary and annual STIP opportunity at target level, multiplied by two, paid in installments over the twelve months following his separation date, subject to a clawback obligation on the terms specified therein in the event that the Board determines that during his term of employment, Mr. Bartolotta engaged in fraud, breach of fiduciary duty, dishonesty, misappropriation, gross negligence or other willful misconduct that contributed to material damage to the Company’s property or business or if Mr.

52

Bartolotta materially violates the restrictive covenants contained in his separation agreement. In addition, as of his separation date, Mr. Bartolotta’s unvested stock options will vest, and his vested options will remain exercisable until the first anniversary of his separation date. All of these options were out of the money on the separation date. Also, his time-based restricted share units, time-based restricted shares and his performance-based restricted share units (at target levels) vested on his separation date. Using the closing price of an ordinary share on the separation date, these restricted shares and restricted share units had a value of $171,191 in the aggregate. All of his performance-based restricted shares were forfeited. The Company will provide Mr. Bartolotta with continued participation in its medical, dental and vision plans for 18 months after his separation date, subject to specified conditions, in an estimated amount of $41,427. As a condition to his receiving the separation payments and benefits described above, Mr. Bartolotta has executed a release and waiver of claims in favor of the Company. Mr. Bartolotta will be subject to one-year post-employment covenants not to compete and not to solicit employees or customers of the Company. Both parties have agreed to non-disparagement covenants. Mr. Bartolotta’s indemnification agreement with the Company continues in effect in accordance with its terms.

Juan Gallo Separation Agreement

On April 30, 2015, Mr. Gallo and the Company entered into a separation agreement and general release. Mr. Gallo left the Company on May 31, 2015. Pursuant to his separation agreement, Mr. Gallo will receive a separation payment of $1,387,500, paid in installments over the twelve months following his separation date, subject to a clawback obligation on the terms specified therein in the event that the Board determines that during his term of employment, Mr. Gallo engaged in fraud, breach of fiduciary duty, dishonesty, misappropriation, gross negligence or other willful misconduct that contributed to material damage to the Company’s property or business or if Mr. Gallo materially breaches the restrictive covenants contained in his separation agreement. In addition, as of his separation date, Mr. Gallo’s unvested time-based restricted share units vested. Using the closing price of an ordinary share on the separation date, these restricted share units had a value of $72,678 in the aggregate. The Company will provide Mr. Gallo with continued participation in its medical, dental and vision plans for 18 months after his separation date, subject to specified conditions, in an estimated amount of $41,427. As a condition to his receiving the separation payments and benefits described above, Mr. Gallo has executed a release and waiver of claims in favor of the Company. Mr. Gallo will be subject to one-year post-employment covenants not to compete and not to solicit employees or customers of the Company. Both parties have agreed to non-disparagement covenants.

Director Compensation

In connection with our IPO, our Board adopted a policy regarding director compensation under which non-employee directors who are not affiliated with CD&R or First Reserve will be compensated consistent with the practice of our peer companies; this policy was adopted following input received FW Cook. Under this policy, such non-employee directors will be paid an annual cash retainer of $90,000, with a non-executive chair eligible for a cash retainer of $150,000. Those non-employee directors are also eligible to receive an annual equity retainer of $125,000 in the form of an award of restricted share units, which will vest in full after one year of service. Those non-employee directors who chair committees are paid an additional fee for such service, as follows: Audit ($20,000), Compensation ($15,000), Nominating ($10,000), and Health and Safety ($10,000). Directors who serve on our committees are paid the following fees annually: Audit ($10,000), Compensation ($7,500), Nominating ($5,000), and Health and Safety ($5,000). Directors are also reimbursed for their reasonable expenses incurred for meeting attendance.

At this time, because only Messrs. Kalman, Lewis and Schrader are non-employee Board members who are not affiliated with CD&R or First Reserve, they are the only directors eligible to receive compensation under this policy. Fees paid and equity awarded to Messrs. Kalman, Lewis and Schrader during our fiscal 2015 are as indicated in the table below.

Name	Fees Paid in Cash ($)	Share Awards ($)(1)	Total ($)
Mr. Kalman	146,875	125,000	271,875
Mr. Lewis	146,875	125,000	271,875
Mr. Schrader	31,896	125,000	156,896
53

(1)	In accordance with applicable SEC rules, this column shows the aggregate grant date fair value of the stock options and restricted share units granted to the directors during fiscal 2015. For additional information on the valuation assumptions, refer to Note 18, ‘‘Stock Based Compensation,’’ to our consolidated financial statements for the fiscal year ended April 30, 2015, in the Annual Report on Form 10-K.

Compensation Risk Assessment

The Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, short-term incentives and long-term equity in such a way as to not encourage excessive risk taking and have features in place to mitigate any risks such as caps on our incentive plans and clawback, anti-hedging, and anti-pledging policies.

54

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of April 30, 2015, consisting of the 2013 Omnibus Incentive Plan and our 2013 Employee Share Purchase Plan (“ESPP”), but it excludes options that were conditioned on shareholder approval of the Plan Amendments. No warrants are outstanding under any of the foregoing plans. We refer to these plans and grants collectively as our Equity Compensation Plans. All of our Equity Compensation Plans that were in effect as of April 30, 2015 were adopted with the approval of our security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights(1)	Weighted Average Exercise Price of Outstanding Options and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity Compensation Plans Approved by Shareholders	3,082,582 (4)	$9.95	6,226,974

Equity Compensation Plans Not Approved by Shareholders	N/A	N/A	N/A

Total	3,082,582		6,226,974

(1)	Includes securities issuable under the 2013 Omnibus Incentive Plan (but not options that were granted subject to shareholder approval of the Plan Amendments). As of April 30, 2015, no offering period had commenced under the ESPP.

(2)	The weighted average exercise price does not take into account (i) restricted share unit and restricted share awards (both time-based and performance-based), which have no exercise price, and (ii) certain option awards, which have an exercise price of $0.0001 per share, granted to certain Canadian employees in exchange for their options in CHC Cayman, due to requirements of local law.

(3)	Total shares originally reserved under our Equity Compensation Plans consisted of (i) 7,500,000 ordinary shares available for issuance under our 2013 Omnibus Incentive Plan and (ii) 2,812,015 ordinary shares available for issuance under our ESPP, all of which remains available for issuance. This total does not give effect to the Plan Amendment to increase the maximum number of shares reserved under the 2013 Omnibus Incentive Plan.

(4)	Includes options to purchase a total of 2,352,875 ordinary shares and 729,707 of our ordinary shares subject to restricted share units under the 2013 Omnibus Incentive Plan.

55

TRANSACTIONS WITH RELATED PERSONS

Shareholders’ Agreements

CD&R Affiliates

On October 30, 2014, in connection with, and as a condition to the sale of 116,000 convertible preferred shares (the “Private Placement”), the Company entered into a shareholders’ agreement (the “CD&R Shareholders’ Agreement”) with CD&R and certain of its affiliates (the “CD&R Affiliates”). The CD&R Shareholders’ Agreement requires us to nominate a number of individuals designated by the CD&R Affiliates for election as our directors at any meeting of its shareholders (each a “CD&R Director”) such that, upon the election of each such individual, and each other individual nominated by or at the direction of our board of directors or a duly-authorized committee of our board of directors, as one of our directors, the number of CD&R Directors serving as our directors is equal to: (i) if the CD&R Affiliates together beneficially owns at least 40% of the total voting power of our ordinary shares (on an as-converted basis) as of the record date for such meeting, the lowest whole number that is at least 40% of the total number of directors comprising our board of directors, (ii) if the CD&R Affiliates together beneficially owns at least 30% (but less than 40%) of the total voting power of our ordinary shares (on an as-converted basis) as of the record date for such meeting, the lowest whole number that is at least 30% of the total number of directors comprising our board of directors, (iii) if the CD&R Affiliates together beneficially owns at least 20% (but less than 30%) of the total voting power of our ordinary shares (on an as-converted basis) as of the record date for such meeting, the lowest whole number that is at least 20% of the total number of directors comprising our board of directors, and (iv) if the CD&R Affiliates together beneficially owns at least 5% (but less than 10%) of the total voting power of our ordinary shares (on an as-converted basis) as of the record date for such meeting, the lowest whole number that is at least 10% of the total number of directors comprising our board of directors. Until at least one year following the second closing of the Private Placement, at least one of such directors will be independent pursuant to the listing standards of the NYSE, provided that the CD&R Affiliates have the right to designate at least four director nominees under the shareholders’ agreement. Also, so long as the CD&R Affiliates hold at least 30% of our equity on an as-converted basis, our board of directors will have a committee consisting of directors designated by the CD&R Affiliates, which committee will have the sole power to identify and appoint the chairman of our board of directors.

With respect to any vacancy of a CD&R Director, the CD&R Affiliates have the right to designate a new director for election by a majority of the remaining directors then in office.

In addition, the CD&R Shareholders’ Agreement requires that any change to the number of our directors require the consent of the CD&R Affiliates group. The CD&R Shareholders’ Agreement also grants CD&R Affiliates certain other rights, including specified information and access rights.

First Reserve Group

In connection with the Private Placement, the Company and CHC Cayman (together with First Reserve and its affiliates, the “First Reserve Group”), and other parties thereto entered into Amendment No. 1 to the Shareholders’ Agreement, dated August 21, 2014, which amended the original Shareholders’ Agreement, dated January 17, 2014 (as amended, the “FR Shareholders’ Agreement”). The FR Shareholders’ Agreement requires us to nominate a number of individuals designated by First Reserve for election as our directors at any meeting of its shareholders (each a “First Reserve Director”) such that, upon the election of each such individual, and each other individual nominated by or at the direction of our board of directors or a duly-authorized committee of our board of directors, as one of our directors, the number of First Reserve Directors serving as our directors is equal to: (i) if the First Reserve Group together

56

beneficially owns at least 50% of the total voting power of our ordinary shares (on an as-converted basis) as of the record date for such meeting, the lowest whole number that is greater than 50% of the total number of directors comprising our board of directors, (ii) if the First Reserve Group together beneficially owns at least 40% (but less than 50%) of the total voting power of our ordinary shares (on an as-converted basis) as of the record date for such meeting, the lowest whole number that is at least 40% of the total number of directors comprising our board of directors, (iii) if the First Reserve Group together beneficially owns at least 30% (but less than 40%) of the total voting power of our ordinary shares (on an as-converted basis) as of the record date for such meeting, the lowest whole number that is at least 30% of the total number of directors comprising our board of directors, (iv) if the First Reserve Group together beneficially owns at least 20% (but less than 30%) of the total voting power of our ordinary shares (on an as-converted basis) as of the record date for such meeting, the lowest whole number that is at least 20% of the total number of directors comprising our board of directors, and (v) if the First Reserve Group together beneficially owns at least 5% (but less than 20%) of the total voting power of our ordinary shares (on an as-converted basis) as of the record date for such meeting, the lowest whole number that is at least 10% of the total number of directors comprising our board of directors. First Reserve Directors may be removed only with the consent of First Reserve.

With respect to any vacancy of a First Reserve Director, the First Reserve Group has the right to designate a new director for election by the majority of the remaining directors then in office.

In addition, the FR Shareholders’ Agreement and our Articles of Association require that certain amendments to the Articles of Association and any change to the number of our directors require the consent of the First Reserve Group. The Shareholders’ Agreement will remain in effect until the First Reserve Group is no longer entitled to nominate a First Reserve director pursuant to the FR Shareholders’ Agreement, unless the First Reserve Group requests that it terminate at an earlier date.

Registration Rights Agreements

In connection with the Private Placement, the Company entered into a Registration Rights Agreement, dated October 30, 2014, with the CD&R Affiliates (the “CD&R Registration Rights Agreement”) and an Amended and Restated Registration Rights Agreement, dated August 21, 2014, with the First Reserve Group (the “FR Registration Rights Agreement”), which grant the CD&R Affiliates and the First Reserve Group specified demand and piggy back registration rights with respect to ordinary shares issuable upon conversion of the preferred shares and ordinary shares outstanding. In the event the securities requested to be included in a registration statement exceeds the number that can be sold in an offering in a piggyback scenario, priority will be given first to the Company selling for its own account, then to First Reserve Corporation and its affiliates so long as they beneficially hold less than 7.5% of all outstanding ordinary shares on a fully-diluted basis, and then to First Reserve and CD&R Affiliates on a pro rata basis. Under the CD&R Registrations Rights Agreement and FR Registration Rights Agreement, we are required to use reasonable best efforts to effect the registration under the Securities Act of our ordinary shares as requested by the holders of our securities, at our own expense. The CD&R Registrations Rights Agreement and FR Registration Rights Agreement also provide for us to indemnify the CD&R Affiliates and First Reserve Group in connection with the registration of our ordinary shares.

Voting Agreement

In connection with the Private Placement, the CD&R Affiliates and the First Reserve Group entered into a voting agreement, dated October 30, 2014 (the “Voting Agreement”), whereby the CD&R Affiliates and the First Reserve Group agreed to vote in any shareholder action for the election of directors that are nominated pursuant to the Company’s shareholders’ agreements. The Voting Agreement also provides that the First Reserve Group will vote its

57

shares in any shareholder action in favor of any exercise by the CD&R Affiliates of their preemptive rights to acquire additional securities of the Company in accordance with the CD&R Shareholders’ Agreement.

Transactions with Shareholders

On August 21, 2014 CHC Group Ltd. and its subsidiaries entered into an investment agreement with funds managed by CD&R for an investment of up to $600.0 million in us by means of a purchase of Redeemable Convertible Preferred Shares, with a par value of $0.0001, (“preferred shares”) in a private placement (the “Private Placement”) at a purchase price of $1,000 per share. The preferred shares purchased under the investment agreement consisted of (i) upon the first closing, a number of preferred shares, which, if converted to ordinary shares immediately, constituted 19.9% of our total ordinary shares issued and outstanding immediately prior to the issuance of the preferred shares, less preferred shares issuable in lieu of preferred dividends in cash on the first two preferred dividend payment dates, (ii) upon the second closing, 500,000 preferred shares, less the preferred shares sold upon the first closing, and (iii) upon the third closing, 100,000 preferred shares, less the preferred shares sold in the rights offering to holders of our ordinary shares (discussed below).

On October 30, 2014, upon the first closing, the Company issued and sold to CD&R 116,000 preferred shares, representing approximately 16.0% of our ordinary shares on an as-converted basis as of such date raising $110.2 million which is net of direct transaction costs of $5.8 million. Immediately following the first closing, the ownership of our former majority shareholder, 6922767 Holding (Cayman) Inc., an entity controlled by affiliates of First Reserve Corporation (“First Reserve”), was reduced to 48.1% of our ordinary shares on an as-converted basis as of such date. On November 7, 2014, the Company's shareholders approved the issuance of the remaining preferred shares under the investment agreement. On November 12, 2014, upon the second closing, the Company issued and sold to CD&R 384,000 preferred shares raising gross proceeds of $384.0 million. On November 24, 2014 the rights offering for Company shareholders to purchase up to 100,000 preferred shares was canceled as insufficient subscriptions were received from the Company's shareholders. On December 15, 2014, upon the third closing, the Company issued and sold to CD&R 100,000 preferred shares raising gross proceeds of $100.0 million.

On December 15, 2014, we paid CD&R a dividend-in-kind of $4.2 million through the issuance of 4,205 preferred shares and on March 15, 2015, we paid CD&R a dividend-in-kind of $12.8 million through the issuance of 12,840 preferred shares. As at April 30, 2015, CD&R holds 617,045 preferred shares.

Certain funds affiliated with First Reserve formerly held approximately 100% of the equity interests in Hover SE Leasing, or Hover, which indirectly owns a minority interest in 31 helicopters leased by us. On December 18, 2014, the funds affiliated with First Reserve disposed of their holdings in Hover and thus we are no longer affiliated with Hover. The disposition by First Reserve did not materially effect the terms of any of our leases.

For more information on transactions with our shareholders see our Annual Report.

Transactions with a Company Subject to Significant Influence

We have a 29.9% interest in the ordinary shares of Thai Aviation Services (“TAS”), with the remaining 70.1% owned by a group of Thai Investors who are considered to be related to each other. The Thai investors have the ability to call and we have the ability to put all shares owned by us to the Thai investors at fair value in the event of a dispute. As of April 30, 2015, we leased 8 helicopters to TAS and provided crew, insurance, maintenance and base services. The total revenue earned from providing these services for the fiscal year ended April 30, 2015 is $48.0 million. See

58

our Annual Report—“Notes to the Consolidated Financial Statements” for more information relating to TAS and other variable interest entities.

Statement of Policy Regarding Transactions with Related Persons

The Board adopted a written statement of policy regarding transactions with related persons, which is referred to as the Company’s “related person policy.” The Company’s related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the Company’s Chief Legal Officer any “related person transaction” (defined as any transaction that is anticipated would be reportable by the Company under Item 404(a) of Regulation S-K in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Chief Legal Officer will then promptly communicate that information to the Board. No related person transaction will be executed without the approval or ratification of the Board or a duly authorized committee of the Board. It is the Company’s policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

Indemnification Agreements with Executive Officers and Directors

The Company has entered into indemnification agreements with its executive officers and directors. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to executive officers or directors, the Company has been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Two shareholder class action securities lawsuits were recently brought against the Company: McCrory v. CHC Group et al. was filed on April 17, 2015 in New York Supreme Court (now removed to the federal district court for the Southern District of New York), and Rudman et al. v. CHC Group et al. was filed on May 15, 2015 in federal district court for the Southern District of New York for which we may have indemnification obligations to our executive officers and directors. See our Annual Report—“Legal Proceedings” for more information on these matters.

Other than these matters, there is currently no pending material litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

59

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, brokers with account holders who are the Company’s shareholders may be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. Direct your written request to Laura Campbell, Director, Investor Relations at 4740 Agar Drive, Richmond, BC, Canada V7B 1A3 or contact the same at +1 (604) 232-7316. Shareholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

60

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors Hooman Yazhari Senior Vice President, Legal and Administration

July 31, 2015

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended April 30, 2015 is available without charge upon written request to: Corporate Secretary, CHC Group Ltd., 190 Elgin Avenue George Town, Grand Cayman, KY1-9005, Cayman Islands.

61

Appendix A

CHC GROUP LTD. 2013 OMNIBUS INCENTIVE PLAN, TOGETHER WITH AMENDMENT NO. 1 THERETO

62

Amendment No. 1 to the
CHC Group Ltd. Omnibus Incentive Plan

THIS AMENDMENT NO. 1 to the CHC Group Ltd. Omnibus Incentive Plan, (the “Plan”), was approved by the Board of CHC Group Ltd. (the “Company”) on June 25, 2015, subject to approval of the Company’s stockholders. Capitalized terms used but not defined in this Amendment No. 1 shall have the meanings set forth in the Plan.

Background

WHEREAS, prior to the adoption of this Amendment No. 1, the Plan provides, among other things, that (x) a maximum of 7,500,000 Ordinary Shares are available for Awards under the Plan (the “Absolute Share Limit”) and (y) Options or SARs representing no more than 1,000,000 Ordinary Shares may be granted to any individual Participant during any single fiscal year of the Company (the “Individual Annual Option Limit”); and

WHEREAS, on the basis of a recommendation from the Compensation Committee of the Board, the Board has determined that it is appropriate, advisable and in the best interests of the Company, subject to approval of the Company’s stockholders, to increase (x) the Absolute Share Limit by 6,921,104 Ordinary Shares, from 7,500,000 Ordinary Shares to 14,421,104 Ordinary Shares and (y) the Individual Annual Option Limit to 2,000,000 Ordinary Shares in respect of Options or SARs.

1.     Amendments.

a.     Absolute Share Limit. Clause (i) of Section 5(b) of the Plan is hereby amended to replace the number “7,500,000” with the number “14,421,104”.

b.     Individual Annual Option Limit. Clause (ii) of Section 5(b) of the Plan is hereby amended to replace the number “1,000,000” with the number “2,000,000”.

2.     No Other Effect on the Plan. In all other respects, the form, terms and provisions of the Plan remain unchanged and in full force and effect.

63

CHC GROUP LTD.

2013 OMNIBUS INCENTIVE PLAN

1.     Purpose. The purpose of the CHC Group Ltd. 2013 Omnibus Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Ordinary Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company's shareholders.

2.     Definitions. The following definitions shall be applicable throughout the Plan.

(a)     "Absolute Share Limit" has the meaning given such term in Section 5(b).

(b)     "Act" means the Companies Law of the Cayman Islands (as revised).

(c)     "Affiliate" means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any other person or entity in which the Company has a significant interest. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(d)     "Articles" means the Memorandum and Articles of Association of the Company, as amended, amended and restated or substituted from time to time.

(e)     "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Other Share-Based Award and Performance Compensation Award granted under the Plan.

(f)     "Board" means the Board of Directors of the Company.

(g)     "Cause" means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having "cause" to terminate a Participant's employment or service, as defined in any employment, consulting or similar agreement between the Participant and the Company or an Affiliate in effect at the time of such Termination or (ii) in the absence of any such employment, consulting or similar agreement (or the absence of any definition of "Cause" contained therein), a Participant's Termination following (A) his or her willful and continued failure to substantially perform the duties and responsibilities of his or her position, (B) an act of gross negligence in the performance of the duties and responsibilities of his or her position, (C) commission of any activity constituting a violation or breach under any material federal, provincial or local law or regulation applicable to the activities of the Company or an Affiliate, (D) fraud, breach of fiduciary duty, dishonesty,

64

misappropriation or other intentional material damage to the property or business of the Company or an Affiliate, or (E) admission or conviction of, any offence that, in the judgment of the Committee, adversely affects the Company's or an Affiliate's reputation or the Participant's ability to carry out his or her responsibilities under his or her contract of employment.

(h) "Change in Control" means:

(i)     the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding Ordinary Shares, taking into account as outstanding for this purpose such Ordinary Shares issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Ordinary Shares (the "Outstanding Company Ordinary Shares") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(ii)     during any period of twenty-four months, individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)     the sale, transfer or other disposition of all or substantially all of the business or assets of the Company to any Person that is not an Affiliate of the Company; or

(iv)     the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Company (a "Business Combination"), unless immediately following such Business Combination 50% or more of the total voting power of the entity resulting from such Business Combination (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of such resulting entity), is held by the holders of the Outstanding Company Voting Securities immediately prior to such Business Combination.

65

(i)     "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(j)     "Committee" means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Section 162(m) of the Code in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(k)     "Company" means CHC Group Ltd., an exempted company with limited liability under the laws of the Cayman Islands with registered number 213521 and any successor thereto.

(l)     "Date of Grant" means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(m)     "Designated Foreign Subsidiaries" means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(n)     "Detrimental Activity" means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or its Affiliates, (ii) any activity that would be grounds to terminate the Participant's employment or service with the Company or an Affiliate for Cause, (iii) whether in writing or orally, maligning, denigrating or disparaging the Company, its Affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publishing (whether in writing or orally) statements that tend to portray any of the aforementioned persons or entities in an unfavorable light, or (iv) the breach of any non-competition, non-solicitation or other agreement containing restrictive covenants, with the Company or any of its Affiliates.

(o)     "Disability" means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant's employment or service on account of "disability," as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.

66

(p)     "Effective Date" means January 16, 2014.

(q)     "Eligible Director" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code and (iii) an "independent director" under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Ordinary Shares are listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(r)     "Eligible Person" means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto, (ii) director or officer of the Company or an Affiliate, (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or one of its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or one of its Affiliates), who, in the case of each of clauses (i) through (iv) above has entered into an Award agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan. Solely for purposes of this Section 2(p), "Affiliate" shall be limited to (1) a Subsidiary, (2) any parent corporation of the Company within the meaning of Section 424(e) of the Code ("Parent"), (3) any corporation, trade or business 50% or more of the combined voting power of such entity's outstanding securities is directly or indirectly controlled by the Company or any Subsidiary or Parent, (4) any corporation, trade or business which directly or indirectly controls 50% or more of the combined voting power of the outstanding securities of the Company and (5) any other entity in which the Company or any Subsidiary or Parent has a material equity interest and which is designated as an "Affiliate" by the Committee.

(s)     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(t)     "Exercise Price" has the meaning given such term in Section 7(b) of the Plan.

(u)     "Fair Market Value" means, on a given date, (i) if the Ordinary Shares are listed on a national securities exchange, the closing sales price of an Ordinary Share reported on the primary exchange on which the Ordinary Shares are listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported, (ii) if the Ordinary Shares are not listed on any national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported, or (iii) if the Ordinary Shares are not listed on a

67

national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of an Ordinary Share; provided, however, as to any Awards granted on the date of the Company's initial public offering, "Fair Market Value" shall be equal to the per share price the Ordinary Shares are offered to the public in connection with such initial public offering.

(v)     "Immediate Family Members" shall have the meaning set forth in Section 14(b).

(w)     "Incentive Stock Option" means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(x)     "Indemnifiable Person" shall have the meaning set forth in Section 4(e) of the Plan.

(y)     "Negative Discretion" shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(z)     "Nonqualified Stock Option" means an Option which is not designated by the Committee as an Incentive Stock Option.

(aa) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Affiliate.

(bb) "NYSE" means the New York Stock Exchange.

(cc) "Option" means an Award granted under Section 0 of the Plan.

(dd) "Option Period" has the meaning given such term in Section 7(c) of the Plan.

(ee) "Ordinary Shares" means the ordinary shares, par value $0.0001 per share, of the Company (and any shares or other securities into which such Ordinary Shares may be converted or into which they may be exchanged).

(ff) "Other Share-Based Award" means an Award granted under Section 10 of the

Plan.

(gg) "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

(hh) "Performance Compensation Award" shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ii) "Performance Criteria" shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.

68

(jj) "Performance Formula" shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(kk) "Performance Goals" shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ll) "Performance Period" shall mean the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more

Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Compensation Award.

(mm) "Permitted Transferee" shall have the meaning set forth in Section 14(b) of the Plan.

(nn) "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(oo) "Plan" means this CHC Group Ltd. 2013 Omnibus Incentive Plan, as it may be amended and restated from time to time.

(pp) "Restricted Period" means the period of time determined by the Committee during which an Award is subject to contractual restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(qq) "Restricted Shares" means Ordinary Shares, subject to certain contractually specified restrictions as agreed between the Company and the Participant (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(rr) "Restricted Share Unit" means an unfunded and unsecured promise to issue Ordinary Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss) "SAR Period" has the meaning given such term in Section 8(c) of the Plan.

(tt) "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

69

(uu) "Service Recipient" means, with respect to a Participant holding a given Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(vv) "Share Appreciation Right" or "SAR" means an Award granted under Section 8 of the Plan.

(ww) "Strike Price" has the meaning given such term in Section 8(b) of the Plan.

(xx) "Subsidiary" means, with respect to any specified Person:

(i)     any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity's voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders' agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)     any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(yy) "Substitute Award" has the meaning given such term in Section 5(e).

(zz) "Sub-Plans" means, any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(aaa) "Termination" means the termination of a Participant's employment or service, as applicable, with the Service Recipient.

3.     Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

70

4.     Administration.

(a)     The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b)     Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Ordinary Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Ordinary Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Ordinary Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)     Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Subsidiary the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are Non-Employee Directors or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, "covered employees" for purposes of Section 162(m) of the Code.

(d)     Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any

71

documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(e)     No member of the Board, the Committee or any employee, officer or agent of the Company (each such person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company's approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person's own dishonesty, fraud, willful default or knowing or reckless breach of duty or that such right of indemnification is otherwise prohibited by law or by the Articles. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Articles, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)     Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Ordinary Shares are listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.     Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may, from time to time, grant Awards to one or more Eligible Persons.

72

(b)     Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 7,500,000 Ordinary Shares (the "Absolute Share Limit") shall be available for Awards under the Plan; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 1,000,000 Ordinary Shares may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of Ordinary Shares for which the Option is exercised), only the shares underlying the Option shall count against this limitation); (iii) subject to Section 12 of the Plan, no more than the number of Ordinary Shares equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 500,000 Ordinary Shares may be issued in respect of Performance Compensation Awards denominated in Ordinary Shares granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such share denominated Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such Ordinary Shares on the last day of the Performance Period to which such Award relates; (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 11(a) of the Plan) shall be $5,000,000; and (vi) the maximum number of Ordinary Shares subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year).

(c)     Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without an issuance to the Participant of the full number of Ordinary Shares to which the Award related, the unissued shares will again be available for Awards under the Plan. Ordinary Shares withheld in payment of the Exercise Price or taxes relating to an Award and shares equal to the number of shares surrendered in payment of any Exercise Price or Strike Price, or taxes relating to an Award, shall be deemed to constitute shares not issued to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, unless otherwise required by applicable law or the Articles, such shares shall not become available for issuance hereunder if either (i) the applicable shares are withheld or surrendered following the termination of the Plan or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to shareholder approval under any then-applicable rules of the national securities exchange on which the Ordinary Shares are listed.

(d)     Ordinary Shares issued by the Company in settlement of Awards may be authorized and unissued shares (subject always to the payment of the par value of $0.0001 per Ordinary Share), shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

73

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines ("Substitute Awards"). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code shall be counted against the aggregate number of Ordinary Shares available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a shareholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of Ordinary Shares available for issuance under the Plan.

6.     Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7.     Options.

(a)     General. Each Option granted under the Plan shall be evidenced by an Award agreement, in written or electronic form, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)     Exercise Price. Except as otherwise provided by the Committee in the case of (x) Substitute Awards or (y) Options granted to Participants who are only taxed in jurisdictions other than the United States, the exercise price ("Exercise Price") per Ordinary Share for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant) (provided that, in all circumstances, the Exercise Price under any Option shall be no less than the par value per Ordinary Share); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the

74

Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration.

(i)     Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the Ordinary Shares is prohibited by the Company's insider trading policy (or Company-imposed "blackout period"), the Option Period shall be automatically extended until the 30t day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate.

(ii)     Unless otherwise provided by the Committee, in the event of (A) a Participant's Termination other than for Cause or (B) a Participant's Termination due to death or Disability, in each case within 12 months following a Change in Control, each outstanding Option granted to such Participant shall become fully vested and immediately exercisable as of the date of such Termination; provided, that in the event the vesting or exercisability of any Option would otherwise be subject to the achievement of performance conditions, the portion of any such Option that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of Termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the Date of Grant to the date of Termination.

(iii)     Unless otherwise provided by the Committee, in the event of (A) a Participant's Termination by the Company for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire, (B) a Participant's Termination due to death or Disability, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period) and (C) a Participant's Termination for any other reason, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

(d) Method of Exercise and Form of Payment. No Ordinary Shares shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld.

75

Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Ordinary Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Ordinary Shares in lieu of actual issuance of such shares to the Company); provided, that such Ordinary Shares are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price, (B) if there is a public market for the Ordinary Shares at such time, by means of a broker-assisted "cashless exercise" pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the Ordinary Shares otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) a "net exercise" procedure effected by withholding the minimum number of Ordinary Shares otherwise issuable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes; provided, however, that in no event will Ordinary Shares be withheld at Fair Market Value in excess of the minimum statutory withholding rate. Any fractional Ordinary Shares shall be settled in cash.

(e)     Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Ordinary Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Ordinary Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option.

(f)     Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.     Share Appreciation Rights.

(a)     General. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)     Strike Price. Except as otherwise provided by the Committee in the case of (x) Substitute Awards or (y) SARs granted to Participants who are only taxed in jurisdictions other than the United States, the strike price ("Strike Price") per Ordinary Share for each SAR shall

76

not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant) (provided that, in all circumstances, the Strike Price under any SAR shall be no less than the par value per Ordinary Share). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration.

(i)     A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "SAR Period"); provided, that if the SAR Period would expire at a time when trading in the Ordinary Shares is prohibited by the Company's insider trading policy (or Company-imposed "blackout period"), the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

(ii)     Unless otherwise provided by the Committee, in the event of (A) a Participant's Termination other than for Cause or (B) a Participant's Termination due to death or Disability, in each case within 12 months following a Change in Control, each outstanding SAR granted to such Participant shall become fully vested and immediately exercisable as of the date of such Termination; provided, that in the event the vesting or exercisability of any SAR would otherwise be subject to the achievement of performance conditions, the portion of any such SAR that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of Termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the Date of Grant to the date of Termination.

(iii)     Unless otherwise provided by the Committee, in the event of (A) a Participant's Termination by the Company for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire, (B) a Participant's Termination due to death or Disability, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period) and (C) a Participant's Termination for any other reason, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period).

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms

77

of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e)     Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess of the Fair Market Value of one Ordinary Share on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Ordinary Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Ordinary Shares shall be settled in cash.

(f)     Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Ordinary Shares (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of Ordinary Shares underlying the substituted SARs shall be the same as the number of Ordinary Shares underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company's independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9.     Restricted Shares and Restricted Share Units.

(a)     General. Each grant of Restricted Shares and Restricted Share Units shall be evidenced by an Award agreement. Each Restricted Share and Restricted Share Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b)     Register of Members. Promptly following the grant of Restricted Shares, the Company shall issue the relevant Ordinary Shares to the Participant on a fully paid basis and shall update the internal register of members maintained by the Company pursuant to the terms of the Act to reflect the issue of such Ordinary Shares to the Participant. Certificates evidencing the Ordinary Shares may be issued by the Company in accordance with the terms of the Articles. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Shares, the Award shall be null and void. Subject to the contractual restrictions set forth in the applicable Award agreement, the Participant shall have the rights and privileges of a shareholder as to such Restricted Shares, including without limitation the right to vote such Restricted Shares; provided that if the lapsing of the contractual restrictions with respect to any grant of Restricted Shares is contingent on satisfaction of performance conditions (other than or in addition to the passage of time), the Participant shall instruct the Company by way of signing and delivering the agreement evidencing such Award of Restricted Shares to hold any cash or in-kind dividends payable on such Restricted Shares (without interest) until the date that is 15 days following the date on which the contractual restrictions binding the Participant in relation to such Restricted Shares lapse (and the right to any such accumulated dividends shall be

78

contractually forfeited by the Company upon the repurchase, redemption or surrender of the Restricted Shares to which such dividends relate). To the extent Restricted Shares are repurchased, redeemed or surrendered, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)     Vesting; Acceleration of Lapse of Restrictions.

(i)     The Restricted Period with respect to Restricted Shares and Restricted Share Units shall lapse in such manner and on such date or dates determined by the Committee, and the Committee shall determine the treatment of the unvested portion of Restricted Shares and Restricted Share Units upon Termination of the Participant granted the applicable Award.

(ii)     Unless otherwise provided by the Committee, in the event of (A) a Participant's Termination by the Company other than for Cause, or (B) a Participant's Termination due to death or Disability, in each case within 12 months following a Change in Control, outstanding Restricted Shares and Restricted Share Units granted to such Participant shall become fully vested and the contractual restrictions binding the Participant in relation to such Restricted Shares and Restricted Share Units shall immediately lapse as of the date of such Termination; provided, that in the event the vesting or lapse of such contractual restrictions binding the Participant in relation to such Restricted Shares and Restricted Share Units would otherwise be subject to the achievement of performance conditions, the portion of any such Restricted Shares or Restricted Share Units that shall become fully vested and free from such contractual restrictions shall be based on (x) actual performance through the date of Termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the Date of Grant to the date of Termination.

(d) Issuance of Restricted Shares and Settlement of Restricted Share Units.

(i)     Upon the expiration of the Restricted Period with respect to any Restricted Shares, the contractual restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. Dividends, if any, that may have been contractually withheld by the Company and attributable to any particular Restricted Shares shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Ordinary Shares having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such shares and, if such shares are repurchased or redeemed, the Participant shall have no right to such dividends.

(ii)     Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Share Units, the Company shall issue to the Participant, or his or her beneficiary, without charge, one Ordinary Share on a fully paid basis (or other securities or other

79

property, as applicable) for each such outstanding Restricted Share Unit and shall update the internal register of members maintained by the Company pursuant to the terms of the Act to reflect the issue of such Ordinary Shares to the Participant; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Ordinary Shares in lieu of issuing only Ordinary Shares in respect of such Restricted Share Units or (ii) defer the issuance of Ordinary Shares (or cash or part Ordinary Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing Ordinary Shares, the amount of such payment shall be equal to the Fair Market Value of the Ordinary Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Share Units. To the extent provided in an Award agreement, if on any date while Restricted Share Units are outstanding under an Award agreement the Company shall pay any dividend on the Ordinary Shares (other than a dividend payable in Ordinary Shares), the number of Restricted Share Units granted to the Participant shall, as of such dividend payment date, be increased by a number of Restricted Share Units equal to the greatest number of whole Ordinary Shares having a Fair Market Value, as of the payment date for such dividend, equal to the product of (i) the cash dividend paid with respect to an Ordinary Share multiplied by (ii) the number of Restricted Share Units subject to such Award as of the record date for the dividend. Any such additional Restricted Share Units shall be subject to the same terms and conditions, including forfeiture and settlement terms, as the corresponding Restricted Share Units.

     (e)     Legends on Restricted Shares. Each certificate, if any, representing Restricted Shares awarded under the Plan, if any, shall bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Ordinary Shares:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE CHC GROUP LTD. 2013 OMNIBUS INCENTIVE PLAN AND A RESTRICTED SHARE AWARD AGREEMENT, BETWEEN CHC GROUP LTD. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF CHC GROUP LTD.

     10.     Other Share-Based Awards.

     (a)     The Committee may issue unrestricted Ordinary Shares, rights to receive grants of Awards at a future date, or other Awards denominated in Ordinary Shares (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Share-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Share-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement, including, without limitation, those set forth in Section 14(c) below and in all

80

circumstances subject to the payment of the par value by the Participant in relation to each Ordinary Share issued by the Company.

(b) Unless otherwise provided by the Committee, in the event of (A) a Participant's Termination by the Company other than for Cause, or (B) a Participant's Termination due to death or Disability, in each case within 12 months following a Change in Control, outstanding Other Share-Based Awards granted to such Participant shall become fully vested and the restrictions thereon shall immediately lapse as of the date of such Termination; provided, that in the event the vesting or lapse of restrictions of any Other Share-Based Awards would otherwise be subject to the achievement of performance conditions, the portion of any such Other Share-Based Awards that shall become fully vested and free from such restrictions shall be based on (x) actual performance through the date of Termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the Date of Grant to the date of Termination.

11. Performance Compensation Awards.

(a)     General. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a "covered employee" (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).

(b)     Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c)     Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net

81

revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after interest, taxes, depreciation, amortization and/or rent (including EBIT, EBITDA and EBITDAR); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other 'value creation' metrics; (xvii) inventory control; (xviii) enterprise value; (xix) sales; (xx) shareholder return; (xxi) client retention; (xxii) competitive market metrics; (xxiii) employee retention; (xxiv) timely completion of new product rollouts; (xxv) timely launch of new facilities; (xxvi) measurements related to a new purchasing "co-op"; (xxvii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii) system-wide revenues; (xxix) royalty income; (xxx) comparisons of continuing operations to other operations; (xxxi) market share; (xxxii) cost of capital, debt leverage year-end cash position or book value; (xxxiii) strategic objectives, development of new product lines and related revenue, sales and margin targets, co-branding or international operations; or (xxxiv) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee shall, during the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify

82

as "performance-based compensation" under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset writedowns; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company's fiscal year.

(e) Payment of Performance Compensation Awards.

(i)     Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)     Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant's Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals; provided, however, that in the event of (x) a Participant's Termination by the Company other than for Cause, or (y) a Participant's Termination due to death or Disability, in each case within 12 months following a Change in Control, the Participant shall receive payment in respect of a Performance Compensation Award based on (1) actual performance through the date of Termination as determined by the Committee, or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee (but, unless the Committee otherwise determines in its sole and absolute discretion, not to the extent that application of this clause (2) would cause Section 162(m) of the Code to result in the loss of the deduction of the compensation payable in respect of such Performance Compensation Award for any Participant reasonably expected to be a "covered employee" within the meaning of Section 162(m) of the Code), in each case prorated based on the time elapsed from the Date of Grant to the date of Termination.

(iii)     Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine

83

the amount of each Participant's Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant's Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award agreement, the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in Ordinary Shares, by an amount greater than the appreciation of an Ordinary Share from the date such Award is deferred to the payment date. Any Performance Compensation Award that is deferred and is otherwise payable in Ordinary Shares shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).

12.     Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, Ordinary Shares, other securities or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of Ordinary Shares or other securities of the Company, issuance of warrants or other rights to acquire Ordinary Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Ordinary Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

(i)     adjusting any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (B) the number of Ordinary Shares or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan (including,

84

without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (C) the terms of any outstanding Award, including, without limitation, (1) the number of Ordinary Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii)     providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii)     cancelling any one or more outstanding Awards and causing to be paid to the holders holding vested Awards (including any Awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Ordinary Share received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Ordinary Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of an Ordinary Share subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any "equity restructuring" (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes. Payments to holders pursuant to clause (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Ordinary Shares covered by the Award at such time (less any applicable Exercise Price or Strike Price). In addition, prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant's pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions

85

as the other holders of Ordinary Shares, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

13. Amendments and Termination.

(a)     Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards, (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12), or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) without shareholder approval.

(b)     Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant's Termination with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR, and (iii) the Committee may not take any other action which is considered a "repricing" for purposes of the shareholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation,

86

a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability. (i) Each Award shall be exercisable only by a Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)     Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the "Immediate Family Members"); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as "charitable contributions" for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a "Permitted Transferee"); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)     The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Ordinary Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the Termination of the Participant under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

87

(c) Dividend Equivalents and Similar Payments. The Committee in its sole discretion may provide a Participant as part of an Award with dividend equivalents or similar payments in respect of Awards, payable in cash, Ordinary Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Ordinary Shares, Restricted Shares or other Awards; provided, that no dividend equivalents or other similar payments shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents or other similar payments may be accumulated in respect of unearned Awards and paid within 15 days after such Awards are earned and become payable or distributable).

(d) Tax Withholding.

(i)     A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Ordinary Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Ordinary Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii)     Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the issuance of Ordinary Shares (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Ordinary Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability.

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

88

(f)     International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or Sub-Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g)     Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(h)     Termination. Except as otherwise provided in an Award agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant's undergoes a Termination of employment, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant's employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(i)     No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Ordinary Shares which are subject to Awards hereunder until such shares have been issued to that person and entered into the internal register of members maintained by the Company pursuant to the terms of the Act.

89

(j)     Government and Other Regulations.

(i)     The obligation of the Company to settle Awards in Ordinary Shares or other consideration, to redeem and/or repurchase Ordinary Shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to issue or to issue, and shall be prohibited from offering to issue or issuing, any Ordinary Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or issued without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Ordinary Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all Ordinary Shares or other securities of the Company or any Affiliate issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter- dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing Ordinary Shares or other securities of the Company or any Affiliate issued under the Plan to make appropriate reference to such restrictions or may cause such Ordinary Shares or other securities of the Company or any Affiliate issued under the Plan in book-entry form to be held subject to the Company's instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)     The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of Ordinary Shares from the public markets, the Company's issuance of Ordinary Shares to the Participant, the Participant's acquisition of Ordinary Shares from the Company and/or the Participant's sale of Ordinary Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Ordinary Shares subject to

90

such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of Ordinary Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k)     No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of Ordinary Shares under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l)     Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m)     Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n)     No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

91

(o)     Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(p)     Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q)     Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(r)     Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s)     Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(t)     409A of the Code.

(i)     Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered "deferred compensation" subject to Section 409A of the Code, references in the Plan to "termination of employment" (and substantially similar phrases) shall mean "separation from service" within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

92

(ii)     Notwithstanding anything in the Plan to the contrary, if a Participant is a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are "deferred compensation" subject to Section 409A of the Code and which would otherwise be payable upon the Participant's "separation from service" (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant's "separation from service" or, if earlier, the Participant's date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)     Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered "deferred compensation" subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of "Disability" pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(u)     Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may, in its sole discretion, cancel such Award if the Participant has engaged in or engages in Detrimental Activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture, redemption, repurchase or recoupment to the extent necessary to comply with applicable law.

(v)     Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

93

. Admission Ticket CHC GROUP LTD. IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on September 10, 2015. Vote by Internet • Go to www.envisionreports.com/HELI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: For Withhold For Withhold + 01 - Francis S. Kalman 03 - Dod E. Wales 02 - Jeffrey K. Quake 0 4 - William G. Schrader 2. To approve the CHC Group Ltd. 2013 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and amendments to the 2013 Omnibus Incentive Plan to increase the absolute limit of ordinary shares available for grant thereunder and the individual annual option limit thereunder. For Against Abstain 3. Tre o ratify appointment of Ernst & Young LLP as independent gistered public accounting firm of Company for fiscal 2016. For Against Abstain B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 024ZUC .. 2015 Annual Meeting Admission Ticket 2015 Annual General Meeting of CHC Group Ltd. Shareholders Friday, September 11, 2015, 8:00 a.m. Local Time Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022 If you wish to attend the Annual Meeting in person, you must notify us by sending an email with your full name to chcquestions2015@chc.ca by 8:00 a.m. on September 9, 2015 and bring with you to the Annual Meeting this admission ticket, a valid government-issued picture identification, such as a driver’s license or passport, and, if asked, provide proof of stock ownership as of the record date. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Notice of the Annual Meeting, the Proxy Statement, the 2015 10K/Annual Report are available at: www.envisionreports.com/HELI • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proxy — CHC GROUP LTD. Notice of 2015 Annual General Meeting of Shareholders Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022 Proxy Solicited by Board of Directors for Annual Meeting — September 11, 2015 Karl S. Fessenden and John Krenicki, Jr, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of CHC Group Ltd. to be held on September 11, 2015 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)